As filed with the Securities and Exchange Commission on December 20, 2023

File No. ____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

METAXCHANGE.AI, INC.
(Exact name of issuer as specified in its charter)

FLORIDA
(State of other jurisdiction of incorporation or organization)

1 East Broward Blvd., Suite 700 Fort Lauderdale, Florida 33301
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Mr. Ahmad Moradi

1 East Broward Blvd., Suite 700

Fort Lauderdale, Florida 33301

Phone: (407) 407–5221

Copies to:

Law Office of Fari Bar Nejadpour

8383 Wilshire Blvd., Suite 630

Beverly Hills, California 90211

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

7374 – Computer Processing & Data Preparation	87-3991279
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Circular pursuant to the requirements of Regulation A relating to these Securities has been filed with the United States Securities and Exchange Commission (the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These Securities may not be sold, nor may offers to buy be accepted before the Offering Statement filed with the Commission is Qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We shall elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular, or the Offering Statement in which such Final Offering Circular was filed may be obtained.

As filed with the United States Securities & Exchange Commission

OFFERING CIRCULAR

FOR

METAXCHANGE.AI, INC.

A Florida Stock Corporation

TERMS OF SERIES A CONVERTIBLE PREFERRED SHARES OFFERING
SECURITIES OFFERED: 1,500,000 Series A Convertible Preferred Shares (Hereinafter also referred to as the “Securities” and/or the “Shares”)
PRICE PER SERIES A CONVERTIBLE PREFERRED SHARE: $50.00 USD
MAXIMUM OFFERING PROCEEDS TO ISSUER: $75,000,000 USD
MINIMUM OFFERING: 10,000 Series A Convertible Preferred Shares
MINIMUM OFFERING PROCEEDS TO ISSUER: $500,000 USD
The Offering Period Will Commence upon this Offering Circular being Qualified by the SEC

METAXCHANGE.AI, Inc. (the “Company”, “Issuer,” “we,” “us,” or “our”) is a Florida Stock Corporation. The Company will be managed by its executive officers (each an “Officer” and collectively, the “Officers”). As further detailed in this Offering Circular (the “Offering Circular”), the Company has been organized an online / internet artificial intelligence video search engine (patent pending).

The Offering Period will commence upon this Offering Circular being Qualified by the SEC. The Company is offering by means of this Offering Circular shares of its Series A Convertible Preferred Shares on a “best-efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein. The Company anticipates its Series A Convertible Preferred Shares will be sold by the Company and its Officers.

pg. 2

The proceeds of this Offering will not be placed into an escrow account. The Company will not accept subscription payments associated with subscription agreements until the Company has raised at least $500,000. At the time the minimum threshold is met, the Company will accept subscription payments, Series A Convertible Preferred Shares of the Company will be issued, and investors will become Shareholders of the Company. If the Company does not meet the minimum threshold within twelve (12) months after commencing this Offering, the Company will cancel this Offering and release all investors from their investment commitments.

The minimum number of Series A Convertible Preferred Shares that will be sold to any investor is ONE (01) Series A Convertible Preferred Shares for a total investment of FIFTY DOLLARS ($50.00 USD). Investors cannot purchase fractional Series A Convertible Preferred Shares. Investors whose purchase of Series A Convertible Preferred Shares is accepted shall be referred to herein individually as a “Shareholder” or collectively as the “Shareholders”.

The shares of the Company’s Common Stock Shares and Series A Convertible Preferred Shares WILL NOT be initially listed for trading on a stock exchange or other trading market. Investing in the Company’s Series A Convertible Preferred Shares is speculative and involves substantial risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” to read more about the significant risks you should consider before buying the Company’s Series A Convertible Preferred Shares.

This Offering is being conducted on a “best-efforts” basis, which means the Company will use commercially reasonable best-efforts in an attempt to sell the Series A Convertible Preferred Shares. The Company’s Officers will not receive any commission or any other remuneration for these sales. In offering the Series A Convertible Preferred Shares on behalf of the Company, the Company’s Officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The Company is an “emerging growth company” under applicable United States Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements. This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDING SEVENTY-FIVE MILLION AND 00/100 DOLLARS ($75,000,000.00 USD) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER I SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SERIES A CONVERTIBLE PREFERRED SHARES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR SERIES A CONVERTIBLE PREFERRED SHARES. THE PURCHASE OF SERIES A CONVERTIBLE PREFERRED SHARES BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED.

pg. 3

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINES SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON AN CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)(F) WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE COMPANY MAY CHOOSE IN THE FUTURE TO OFFER THE SERIES A CONVERTIBLE PREFERRED SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AFTER THE INITIAL QUALIFICATION DATE.

The use of projections or forecasts in this Offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our Series A Convertible Preferred Shares.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any supplements to this Offering Circular, which the Company refers to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. The Company has not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that the Company has filed with the SEC. Periodically, as the Company makes material investments or has other material developments, the Company will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that the Company makes in this Offering Circular will be modified or superseded by any inconsistent statement made by the Company in a subsequent Offering Circular supplement. The offering statement the Company filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in the Company’s annual reports, semi-annual reports and other reports and information statements that the Company will file periodically with the SEC.

The offering statement and all supplements and reports that the Company has filed or will file in the future can be read at the SEC website, www.sec.gov, or on our website, https://metaxchangeai.com. The contents of the Company’s website (other than this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

The Company’s Management and those selling the Company’s Series A Convertible Preferred Shares on the Company’s behalf in this Offering will be permitted to make a determination that the purchasers of the Company’s Series A Convertible Preferred Shares in this Offering are to “Qualified Purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

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pg. 5

OFFERING SUMMARY & CONVERSION DETAILS:

The Offering Period will commence upon this Offering Circular being Qualified by the SEC. The proposed Offering of the Company’s Series A Convertible Preferred Shares is scheduled to begin immediately upon qualification of this Offering Circular by the United States Securities and Exchange Commission. A Maximum of One Million Five Hundred Thousand (1,500,000) Series A Convertible Preferred Shares are being offered to Qualified Purchasers.

SERIES A CONVERTIBLE PREFERRED SHARES INTEREST DISTRIBUTION POLICY: Interest on the Series A Convertible Preferred Shares will be payable on a cumulative basis, and in cash when declared by the Company’s Board of Directors or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% on the stated value of Fifty Dollars ($50.00 USD).

DETAILS OF CONVERSION OF THE COMPANY’S SERIES A CONVERTIBLE PREFERRED SHARES:

Year 2 (Shareholder Conversion Option):

•	At any time during the second (2rd) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Fifty Dollars ($50.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 3 (Shareholder Conversion Option):

•	At any time during the third (3rd) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus five percent (5%) of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Fifty Dollars ($50.00 USD).

pg. 6

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 4 (Shareholder Conversion Option):

•	At any time during the fourth (4th) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus ten percent (10%) of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Fifty Dollars ($50.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 5 (Shareholder Conversion Option & Mandatory Conversion Option):

•	Optional Shareholder Conversion Options: At any time during the fifth (5th) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus fifteen percent (15%) of the Company’s Common Shares Price at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Fifty Dollars ($50.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

•	Mandatory Shareholder Conversion: On the last business day of the fifth (5th) year of the investment, the Shareholder MUST convert each Series A Convertible Preferred Share of the Company for Common Shares of the Company at market price minus fifteen percent (15%) at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous 60 days. Fractional interests will be paid to the shareholder(s) by the Company in cash.

pg. 7

The Company has the right to convert the Series A Convertible Preferred Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call-In” all Series A Convertible Preferred Shares at the value of the Company’s Common Shares, less the appropriate percentage discount in the Year that the acquisitions or merger occurs.

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TABLE OF CONTENTS:

pg. 9

ITEM 2: STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS:

The Company’s Series A Convertible Preferred Shares will be exempt from State Law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Company’s Series A Convertible Preferred Shares offered hereby are offered and sold only to “Qualified Purchasers”.

Qualified Purchasers include:

1.	Accredited Investors as defined under Rule 501(a) of Regulation D; and

2.	All other investors so long as their investment in the Company’s Series A Convertible Preferred Shares does not represent more than ten percent (10%) of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, the Company’s Series A Convertible Preferred Shares will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the Company’s Series A Convertible Preferred Shares does not represent more than ten percent (10%) of the applicable amount), regardless of an investor’s status as an “accredited investor”. Accordingly, the Company and its management, reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company’ Management, in their sole and absolute and absolute discretion that such investor is not a “Qualified Purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “Accredited Investor” for purpose of satisfying one of the tests in the “Qualified Purchaser” definition, the investor must be a natural person who has:

1.	An individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000. USD at the time of the purchase, excluding the value of the primary residence of such person; or

2.	Earned income exceeding $200,000 USD in each of the two most recent years, or joint income with a spouse exceeding $300,000 USD for those years and a reasonable expectation of the same income level in the current year.

3.	If not a natural person, one of the following:

a.	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) (a) if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is (i) a bank; (ii) a savings and loan association, (iii) an insurance company or (iv) a registered investment advisor, or (b) if the employee benefit plan has total assets in excess of $5 Million USD, or (c) if the employee benefit plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors;

b.	A trust, with total assets in excess of $5 Million USD, not formed for the specific purpose of acquiring the securities of the company being offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act;

c.	A bank as defined in section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity, a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

d.	A broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

e.	An insurance company as defined in section 2(a)(13) of the Securities Act;

f.	An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940 (the “Advisers Act”);

g.	A business development company as defined in section 2(a)(48) of the Investment Company Act;

h.	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

i.	Any rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

j.	A private business development company as defined in section 202(a)(22) of the Advisers Act;

pg. 10

k.	A corporation, a Massachusetts or similar business trust, partnership, limited liability company or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), not formed for the specific purpose of acquiring the securities of the issuer being offering, with total assets in excess of $5 Million USD;

l.	A plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total asses in excess of $5 Million USD;

m.	Any entity not formed for the specific purposes of acquiring the securities offered, owning investments in excess of $5 Million USD;

n.	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

o.	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

p.	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act (i) with assets under management of $5 Million USD, (ii) not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

q.	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office that qualifies as an accredited investor pursuant to subsection (xvi) above, whose prospective investment in the issuer is directed by such family office;

r.	Any director or executive officer of the company; or

s.	An entity in which all the equity owners are accredited investors.

For purposes of determining whether a potential investor is a “Qualified Purchaser”, annual income and net worth should be calculated as provided in the “Accredited Investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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ITEM 3: STATEMENTS REGARDING FORWARD-LOOKING INFORMATION:

There are a number of statements in this Offering Circular which address activities, events or developments which the Company’s Management expects or anticipates will or may occur in the future. These statements are based on certain assumptions and analyses the Company’s Management made in light of its perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors the Company’s Management believes are reasonable or appropriate. There can be no assurance that the actual results or developments the Company’s Management anticipates will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on the Company’s business or operations. ANY ESTIMATES OF LIKELY CASH FLOW ARE JUST THAT – ESTIMATES. CASH FLOW, IF ACHIEVED, MAY BE ERRATIC.

Potential investors can identify forward-looking statements by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” ‘believes,” “plans,” “expects,” “future,” and similar expressions that are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to the risks and uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating these forward-looking statements each investor should carefully consider the risks and uncertainties described in this Offering Circular.

Factors, many of which are beyond the Company’s control, which could have a material adverse effect on the Company’s operations and future prospects including, but are not limited to:

•	Any of the risk factors identified above;

•	The Company’s ability to effectively deploy the proceeds raised in this Offering;

•	The Company’s ability to attract investors to purchase shares of its Series A Convertible Preferred Shares;

•	Changes in economic conditions in the United States and abroad;

•	Expected rates of return provided to investors;

•	The ability of the Company’s Management / Officers to manage the Company’s Operations;

•	The quality and performance of the receivables;

•	Legislative and/or Regulatory changes impacting the Company’s business and/or the Company’s assets (including SEC guidance related to Regulation A or the JOBS Act);

•	The Company’s compliance with applicable Local, State and/or Federal Laws.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the Federal Securities Laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitations, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by the Company, the Company’s Management, or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

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pg. 12

ITEM 4: DISTRIBUTION SPREAD:

	Number of Series A Convertible Preferred Shares Offered	Offering Price ($ USD)	Selling Commissions ($ USD)	Proceeds to the Company ($ USD)
Per Share	------	$50.00	---------	------------
Total Minimum	10,000	$500,000	$0.00	$500,000
Total Maximum	1,500,000	$75,000,000	$0.00	$75,000,000

1)	The price per Series A Convertible Preferred Share shown above was determined by the Management of the Company.
2)	The Company’s Series A Convertible Preferred Shares will be offered and sold directly by the Company and its Management / Officers. No commissions for selling the Company’s Series A Convertible Preferred Shares will be paid to the Company or its Management / Officers.
3)	The Company will be reimbursed for organization, offering, accounting and legal costs in connection with this offering, which are expected to be approximately five percent (5.00%) of the total capital raised.

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pg. 13

ITEM 5. RISK FACTORS:

THE PURCHASE OF THE COMPANY’S SERIES A CONVERTIBLE PREFERRED SHARES IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISK. IT IS IMPOSSIBLE TO PREDICT ACCURATELY THE RESULTS TO AN INVESTOR OF AN INVESTMENT IN THE COMPANY’S SERIES A CONVERTIBLE PREFERRED SHARES BECAUSE OF THE GENERAL UNCERTAINTIES THE COMPANY IS LIKELY TO FACE.

THIS OFFERING CIRCULAR CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS ARE ONLY PREDICTIONS AND ARE NOT GUARANTEES. ACTUAL EVENTS AND RESULTS OF OPERATIONS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY THE USE OF TERMS SUCH AS “MAY,” “WILL,” “SHOULD,” “EXPECT,” “COULD,” “INTEND,” “ANTICIPATE,” “PLAN,” “ESTIMATE,” “BELIEVE,” “POTENTIAL,” OR THE NEGATIVE OF SUCH TERMS OR OTHER COMPARABLE TERMINOLOGY. THE FORWARD-LOOKING STATEMENTS INCLUDE HEREIN ARE BASED UPON THE COMPANY’S CURRENT EXPECTATIONS, PLANS, ESTIMATES, ASSUMPTIONS AND BELIEFS THAT INVOLVE NUMEROUS RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY’S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE RISK FACTORS DISCUSSED BELOW. ANY ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS COULD BE INNACCURATE. PURCHASERS OF THE SERIES A CONVERTIBLE PREFERRED SHARES ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS, AND SHOULD CONSULT WITH YOUR OWN LEGAL, TAX AND FINANCIAL ADVISORS WITH RESPECT THERETO. YOU ARE URGED TO READ THIS ENTIRE OFFERING CIRCULAR AND ANY OFFERING CIRCULAR SUPPLEMENTS BEFORE INVESTING IN THE COMPANY’S SERIES A CONVERTIBLE PREFERRED SHARES.

The Ongoing COVID-19 Pandemic May Have a Material Adverse Effect on the Company’s Business, Results of Operations and Financial Condition

In March of 2020, the World Health Organization classified the COVID-19 outbreak as a pandemic. The Company is unable to accurately predict the full impact that the pandemic will have on the Company’s results from operations, financial condition, liquidity and cash flows due to numerous factors that are not within the Company’s control, including the duration and severity of the outbreak, public health measures, such as business closures and stay-at-home orders, and other actions taken by governments and business in response to the pandemic, the availability of government or local funding programs, general economic disruption and uncertainty in key markets and financial market volatility, and the impact of the COVID-19 pandemic on general macroeconomic conditions and the pace of recovery when the pandemic subsides.

The events and consequences of the ongoing COVID-19 Pandemic may cause the Company not to be able to accurately predict, recognize or control, have a material adverse effect on its business, growth, reputation, prospects, financial condition, operating results, cash flows, and liquidity.

Emerging Growth Company Status

The Company is an “Emerging Growth Company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an Emerging Growth Company, the Company may take advantage of the specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•	An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

pg. 14

•	An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the Company;

•	An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities Exchange Commission (“SEC”) determines otherwise; and

•	Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an Emerging Growth Company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an Emerging Growth Company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for Non-Emerging Growth Companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “Emerging Growth Company” upon the earliest of (i) when the Company has $1.0 Billion USD or more in annual revenues, (ii) when the Company has at least $700 Million USD in market value of the Company’s Common Shares held by non-affiliates, (iii) when the Company issues more than $1.0 Billion USD of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Development Stage Business

The Company was formed as a Florida Stock Corporation (SOS # P21000098649 / In Good Standing) on November 18, 2021. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding user base. There can be no assurances that the Company will operate profitably.

The Company Derives Substantially all of Its Revenue from Its Software Platform, and the Company’s Future Growth is Dependent on Its Success

Since November 2021, nearly all of the Company’s revenue has come from sales of the Company’s products and services, and including advertising in the future, on the Company’s platform as detailed on the Company’s website located at https://metaxchangeai.com (hereinafter referred to as the “Platform”) The Company expects these sales to account for a large portion of the Company’s revenue for the foreseeable future. As such, the continued growth in market demand for the Company’s platform is critical to the Company’s continued success. Accordingly, the Company’s business and financial results will continue to be substantially dependent on the Company’s single software platform.

If the Company is Unable to Attract New Users and Expand Sales to Existing Users, Both Domestically and Internationally, the Company’s Revenue Growth Could be Slower than the Company Expects and the Company’s Business May be Harmed

The Company’s future revenue growth depends in part upon increasing the Company’s user base, as subscribers, utilizing the Platform. The Company’s ability to achieve significant growth in revenue in the future will depend, in large part, upon the effectiveness of the Company’s marketing efforts, both domestically and internationally, and the Company’s ability to attract new users, as well paid as advertisers. This may be particularly challenging where an organization has already invested substantial personnel and financial resources to integrate traditional data analytics tools into its business, as such organization may be reluctant or unwilling to invest in new products and services. If the Company fails to attract new advertisers, new users and maintain and expand those user relationships, the Company’s revenue will grow more slowly than expected and the Company’s business will be harmed.

pg. 15

If the Company is Unable to Develop and Release Product and Service Enhancements, and New Products and Services on its Platform, as well as Respond to Rapid Technological Changes in a Timely and Cost-Effective Manner, the Company’s Business, Operating Results, and Financial Condition Could be Adversely Affected

The market for the Company’s Platform operates in is characterized by rapid technological change, frequent new products and services introductions, and frequent enhancements, frequent changes to user demands, and ever evolving industry standards. The introduction of products and services embodying new technologies can quickly make existing products and services obsolete and unmarketable. The Company’s Platform’s products and services are inherently complex, and it can take a long time and require significant research and development expenditures to develop and test new or enhanced products and services. The success of any enhancements or improvements to the Company’s platform, or any new products and services, all depend on several factors, including timely completion, competitive pricing, adequate quality testing, integration with existing technologies and the Company’s Platform, and overall market acceptance. The Company cannot be sure that it will succeed in developing, marketing, and delivering on a timely and cost-effective basis enhancements or improvements to the Company’s Platform, or any new products and services that respond to technological changes or new user requirements, nor can the Company be sure that any enhancements or improvements to the Company’s platform or any new products and services will achieve market acceptance. Any new products that the Company develops may not be introduced in a timely or cost-effective manner, may contain errors or defects, or may not achieve the broad market acceptance necessary to generate sufficient revenue. Moreover, even if the Company introduces new products and services, the Company may experience a decline in revenue of the Company’s existing products and services that is not offset by revenue from the new products or services. Some users may hesitate to migrate to a new products or services due to concerns regarding the complexity of migration and product or service infancy issues on performance. In addition, the Company may lose existing users who choose a competitor’s products and services rather than migrate to the Company’s new products and services. This could result in a temporary or permanent revenue shortfall and adversely affect the Company’s business.

The Competitive Position of the Company’s Platform Depends in Part on Its Ability to Operate with Third-Party Products and Services, and if the Company are Not Successful in Maintaining and Expanding the Compatibility of the Company’s Platform with such Third-Party Products and Services, the Company’s Business, Financial Position, and Operating Results Could be Adversely Impacted

The competitive position of the Company’s Platform depends in part on the Company’s ability to operate with products and services of third parties, software services and infrastructure. As such, the Company must continuously modify and enhance its Platform to adapt to changes in hardware, software, networking, browser, and database technologies. In the future, one or more technological companies may choose not to support the operation of their hardware, software, or infrastructure, or the Company’s Platform may not support the capabilities needed to operate with such hardware, software, or infrastructure. In addition, to the extent that a third party were to develop software or services that compete with that of the Company, that provider may choose not to support the Company’s platform. The Company intends to facilitate the compatibility of the Company’s Platform with various third-party hardware, software, and infrastructure by maintaining and expanding the Company’s business and technical relationships. If the Company is not successful in achieving this goal, the Company’s business, financial condition, and operating results could be adversely impacted.

The Company Faces Intense and Increasing Competition, and the Company May Not Be Able to Compete Effectively, which Could Reduce the Demand for the Company’s Platform and Adversely Affect the Company’s Business, Revenue Growth, and Market Share

The market for the Company’s Platform’s solutions is new and rapidly evolving. The Company competes with large software companies, including providers of traditional web search engine tools that offer one or more capabilities that may be competitive with the Company’s Platform, such as Google (Alphabet), Microsoft, YouTube, Facebook, Oracle Corporation, SAP, AKAMAI Technologies, SE and SAS Institute Inc. Moreover, internet search software companies offer capabilities that are competitive with a subset of the solutions the Company’s Platform provides.

Many of the Company’s current and potential competitors, particularly the large software companies named above, have longer operating histories, significantly greater financial, technical, marketing, distribution, professional services, or other resources and greater name recognition than that of the Company. In addition, many of the Company’s current and potential competitors have strong relationships with current and potential users and extensive knowledge of the web search industry. As a result, the Company’s current and potential competitors may be able to respond more quickly and effectively than the Company can to new or changing opportunities, technologies, standards, or user requirements or devote greater resources than the Company can to the development, promotion, and sale of their products and services. Moreover, many of these companies bundle their video search products and services into their larger existing traditional web search engines. These competitors may develop and market new technologies with comparable functionality to the Company’s platform, which may affect the number of users of the Company’s Platform. If this happens, the Company may not be able to compete successfully against current and future competitors, and the Company’s business, operating results, and financial condition may be harmed if the Company fails to meet these competitive pressures.

pg. 16

The Company’s ability to compete successfully in the market depends on a number of factors, both within and outside of the Company’s control. Some of these factors include: the Company’s Platform’s ease use; features, quality, functionality, reliability, performance, and effectiveness; the Company’s ability to automate search tasks or processes; the Company’s Platform’s ability to integrate with other technology infrastructures; the Company’s Platform’s vision for the market and product innovation; the Company’s adherence to industry standards and certifications; the Company’s strength of sales and marketing efforts; the Company’s brand awareness and reputation; and the Company’s Platform’s user experience, including support. Any failure by the Company to compete successfully in any one of these or other areas may reduce the demand for the Company’s Platform, as well as adversely affect the Company’s business, operating results, and financial condition.

The Company Depends on Technology and Data Licensed to the Company by Third Parties that May be Difficult to Replace or Cause Errors or Failures that May Impair or Delay Implementation of the Company’s Platform’s Products and Services or Force the Company to Pay Higher License Fees

The Company licenses third-party technologies and data that the Company incorporates into, uses to operate, and provides with its Platform. The Company cannot assure you that the licenses for such third-party technologies or data will not be terminated or that the Company will be able to license third-party software or data for future products and services. In addition, the Company may be unable to renegotiate acceptable third-party replacement license terms in the event of termination, or the Company may be subject to infringement liability if third-party software or data that the Company licenses are found to infringe intellectual property or privacy rights of others. In addition, the data that the Company licenses from third parties for potential use in its Platform may contain errors or defects, which could negatively impact the operations of the Company’s Platform’s functions and cause negative user experiences. This may have a negative impact on how the Company’ Platform is perceived by current users and potential new users and could materially damage the Company’s reputation and brand.

Changes in or the loss of third-party licenses could lead to the Company’s Platform becoming inoperable, or the performance of the Company’s platform being materially reduced, resulting in the Company potentially needing to incur additional research and development costs to ensure the continued performance of the Company’s platform or a material increase in the costs of licensing, and the Company may experience decreased demand for the Company’s platform.

Failure to Protect the Company’s Intellectual Property Could Adversely Affect the Company’s Business.

The Company currently relies on a combination of copyrights, trademarks, trade secrets, confidentiality procedures, contractual commitments, and other legal rights to protect its intellectual property. The Company also has pending patent applications in the United States. Despite the Company’s efforts, the steps the Company takes to protect its intellectual property may be inadequate. Unauthorized third parties may try to copy or reverse engineer portions of the Company’s Platform or otherwise obtain and use the Company’s intellectual property. In addition, the Company may not be able to obtain sufficient intellectual property protection for important features of its platform, in which case the Company’s competitors may discover ways to provide similar features without infringing or misappropriating the Company’s intellectual property rights.

Any patents that the Company may own and rely on in the future may be challenged or circumvented by others or invalidated through administrative process or litigation. The Company’s current and future patent applications may not be issued with the scope of the claims that the Company seeks, if at all. In addition, any patents issued in the future may not provide the Company with competitive advantages, may not be enforceable in actions against alleged infringers, or may be successfully challenged by third parties.

pg. 17

U.S. patent laws, and possible future changes to U.S. or foreign patent laws, and regulations, may affect the Company’s ability to protect its intellectual property and defend against claims of patent infringement. In addition, the laws of some countries do not provide the same level of protection of the Company’s intellectual property as do the laws of the United States. As the Company expands its international activities, the Company’s exposure to unauthorized copying and use of the Company’s Platform and proprietary information will likely increase. Despite the Company’s precautions, it may be possible for unauthorized third parties to infringe upon or misappropriate its intellectual property, to copy the Company’s Platform, and use information that the Company regards as proprietary to create products and services that compete with those of the Company. Effective intellectual property protection may not be available to the Company in every country in which the Company’s Platform is available. If the Company cannot protect its intellectual property against unauthorized copying or use, the Company may not remain competitive and its business, operating results, and financial condition may be adversely affected.

The Company enters into confidentiality agreements with each of its employees and consultants and enters into confidentiality agreements with other parties. The Company cannot assure you that these agreements will be effective in controlling access to, use of, and distribution of the Company’s proprietary information or in effectively securing exclusive ownership of intellectual property developed by the Company’s employees and consultants. Further, these agreements may not prevent the Company’s competitors from independently developing technologies that are substantially equivalent or superior to the Company’s Platform.

In order to protect the Company’s intellectual property rights, the Company may be required to spend significant resources to acquire, maintain, monitor, and protect its intellectual property rights. The Company cannot assure you that its monitoring efforts will detect every infringement of its intellectual property rights by a third party. Litigation may be necessary in the future to enforce the Company’s intellectual property rights and to protect the Company’s trade secrets. Litigation brought to protect and enforce the Company’s intellectual property rights could be costly, time-consuming, and distracting to management, and could result in the impairment or loss of portions of our intellectual property. Further, the Company’s efforts to enforce its intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of the Company’s intellectual property rights. The Company’s inability to protect its proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of the Company’s management’s attention and resources, could delay further sales or the implementation of the Company’s Platform, impair the functionality of the Company’s Platform, delay introductions of new products and services, result in the Company’s substituting inferior or more costly technologies into the Company’s Platform, or damage the Company’s brand and reputation.

Additionally, the United States Patent and Trademark Office and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process and to maintain issued patents. There are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If this occurs, it could have a material adverse effect on the Company’s business operations and financial condition.

The Company’s Platform May Infringe the Intellectual Property Rights of Third Parties and This May Create Liability for the Company or Otherwise Harm the Company’s business.

Third parties may claim that the Company’s Platform’s current or future products and services infringe their intellectual property rights, and such claims may result in legal claims against the Company, and even potentially its users. These claims may damage the Company’s brand and reputation, harm the Company user relationships, and create liability for the Company. The Company expects the number of such claims will increase as the number of products and services the Company’s Platform offers and improves the functionality of the Company’s Platform as it overlaps with that of other products and services. To the extent that any claim arises as a result of third-party technology that the Company has licensed for use in its Platform, the Company may be unable to recover from the appropriate third party any expenses or other liabilities that the Company incurs.

Companies in the software and technology industries, including some of the Company’s current and potential competitors, own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, patent holding companies, non-practicing entities, and other adverse patent owners that are not deterred by the Company’s existing intellectual property protections may seek to assert patent claims against the Company. From time to time, third parties, including certain of these leading companies, may contact the Company inviting us to license their patents and may, in the future, assert patent, copyright, trademark, or other intellectual property rights against the Company, the Company’s technology partners, or the Company’s Platform’s users. The Company may in the future receive, notices that claim that the Company may have misappropriated, misused, or infringed other parties’ intellectual property rights, and, to the extent the Company gains greater market visibility, the Company may face a higher risk of being the subject of intellectual property infringement claims, which is not uncommon with respect to the enterprise software market.

pg. 18

There may be third-party intellectual property rights, including issued or pending patents, that cover significant aspects of the Company’s technologies or business methods. In addition, if the Company acquires or licenses technologies from third parties, the Company may be exposed to increased risk of being the subject of intellectual property infringement due to, among other things, the Company’s lower level of visibility into the development process with respect to such technology and the care taken to safeguard against infringement risks. Any intellectual property claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate, and could divert the Company’s management’s attention and other resources. These claims could also subject the Company to significant liability for damages, potentially including treble damages if the Company is found to have willfully infringed patents or copyrights and may require the Company to indemnify its users for liabilities they incur as a result of such claims. These claims could also result in the Company having to stop using technology found to be in violation of a third party’s rights. The Company might be required to seek a license for the intellectual property, which may not be available on reasonable terms or at all. Even if a license were available, The Company could be required to pay significant royalties, which would increase the Company’s operating expenses. Alternatively, the Company could be required to develop alternative non-infringing technology, which could require significant time, effort, and expense, and may affect the performance or features of the Company’s Platform. If the Company cannot license or develop alternative non-infringing substitutes for any infringing technology used in any aspect of the Company’s business, the Company would be forced to limit or stop the Operations of its Platform and may be unable to compete effectively. Any of these results would adversely affect the Company’s business operations and financial condition.

The Company’s Platform Contains Third-Party Open-Source Software Components, and Failure to Comply with the Terms of the Underlying Open-Source Software Licenses Could Restrict the Company’s Ability to Operate its Platform.

The Company’s Platform incorporates open-source software code. An open-source license allows the use, modification, and distribution of software in source code form. Certain kinds of open-source licenses further require that any person who creates a product or service that contains, links to, or is derived from software that was subject to an open-source license must also make their own product or service subject to the same open source license. Using software that is subject to this kind of open-source license can lead to a requirement that the Company’s Platform be provided free of charge or be made available or distributed in source code form. Although the Company does not believe its Platform includes any open-source software in a manner that would result in the imposition of any such requirement, the interpretation of open-source licenses is legally complex and, despite the Company’s efforts, it is possible that the Company’s Platform could be found to contain this type of open-source software.

Moreover, the Company cannot assure you that its processes for controlling the Company’s use of open-source software in the Company’s Platform will be effective. If the Company has not complied with the terms of an applicable open-source software license, the Company could be required to seek licenses from third parties to continue offering its Platform on terms that are not economically feasible, to re-engineer the Company’s Platform to remove or replace the open-source software, or to pay monetary damages, any of which could adversely affect the Company’s business, operating results, and financial condition.

Business Disruptions or Performance Problems Associated with the Company’s Technology and Infrastructure, Including Interruptions, Delays, or Failures in Service from the Company’s Third-Party Data Center Hosting Facility(s) and Other Third-Party Services, Could Adversely Affect the Company’s Operating Results or Result in a Material Weakness in the Company’s Internal Controls that Could Adversely Affect the Value of the Company’s Securities.

Continued adoption of the Company’s Platform depends in part on the ability of the Company’s existing and potential users to access the Company’s Platform within a reasonable amount of time. The Company may experience in the future, disruptions, data loss, outages, and other performance problems with the Company’s infrastructure and website due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, capacity constraints, denial of service attacks, or other security-related incidents. If the Company’s Platform is unavailable or if its users are unable to access the Company’s Platform within a reasonable amount of time, or at all, the Company may experience a decline in users, damage to the Company’s brand, or other harm to the Company’s business. To the extent that the Company does not effectively address capacity constraints, upgrade its systems as needed, and continually develop the Company’s technology and network architecture to accommodate actual and anticipated changes in technology, the Company’s business, operating results, and financial condition could be adversely affected.

pg. 19

A significant portion of the Company’s critical business operations are concentrated in the United States. In addition, the Company serves its users and manages certain critical internal processes using a third-party data center hosting facilities. The Company is a highly automated business, and a disruption or failure of the Company’s systems, or the third-party hosting facility or other third-party services that the Company uses, could cause delays in providing services.

Interruptions or performance problems with the Company’s technology and/or infrastructure or the Company’s data center hosting facility could, among other things:

•	Result in the destruction or disruption of any of the Company’s critical business operations, controls, or procedures or information technology systems;

•	Severely affect the Company’s ability to conduct normal business operations;

•	Result in a material weakness in the Company’s internal control over financial reporting;

•	Cause the Company’s Platform’s Users to terminate using the Platform;

•	Result in the Company issuing credits or paying penalties or fines;

•	Harm the Company’s brand and reputation;

•	adversely affect the Company’s ability to attract new users; or

•	cause the Company’s Platform to be perceived as not being secure.

Any of the above could adversely affect the Company’s business operations and financial condition.

Exposure to Foreign Currency Exchange Rate Fluctuations May Negatively Impact the Company’s Operating Costs

While the majority of the Company’s financial transactions are denominated in U.S. Dollars, the Company expects to transact financial transactions in foreign currencies, including the Canadian dollar, British Pound, the Euro, Singapore Dollar, Indonesian Rupiah, Malaysian RM, Japanese Yen, China’s Yen and Australian Dollar. Given the Company’s anticipated international growth, the Company expects the number of transactions in foreign currencies to continue to grow in the future. While the Company does not require a fee from its clients that pay in non-U.S. currency, this fee if charged, may not always cover foreign currency exchange rate fluctuations. The Company currently does not have a program to hedge exposure to foreign currency fluctuations. In the event that the Company does enact a program to hedge the Company’s exposure to foreign currency fluctuations, the use of hedging instruments may not be available for all currencies or may not always offset losses resulting from foreign currency exchange rate fluctuations. Moreover, the use of hedging instruments can itself result in losses if the Company is unable to structure effective hedges with such instruments.

The Company will be Subject to the Requirements of the Sarbanes-Oxley Act

As long as the Company remains an emerging growth company, as that term is defined in the JOBS Act, the Company will be permitted to gradually comply with certain of the on-going reporting and disclosure obligations of public reporting companies pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes- Oxley Act").

However, Company’s management will be required to deliver a report that assesses the effectiveness of the Company’ internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act may require the Company’s auditors to deliver an attestation report on the effectiveness of the Company’s internal controls over financial reporting in conjunction with their opinion on the Company’s audited financial statements as of December 31 subsequent to the year in which the registration statement (of which this Offering Circular forms a part) becomes effective if the Company is no longer an "emerging growth company". Substantial work on the Company’s part may be required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process may be both costly and challenging. The Company cannot give any assurances that material weaknesses will not be identified in the future in connection with the Company’s compliance with the provisions of Section 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by the Company’s Management and the Company’s Independent Auditors that the Company maintained effective internal control over financial reporting. The Company’s management may be required to devote significant time and expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weakness in a timely manner. The existence of any material weakness in the Company’s internal control over financial reporting could also result in errors in the Company’s consolidated financial statements that could require the Company to restate its consolidated financial statements, cause the Company to fail to meet its reporting obligations and cause investors to lose confidence in the Company’s reported financial information, all of which could lead to a decline in the per share value of the Company’s Common Shares.

pg. 20

RISKS RELATED TO THIS OFFERING AND OWNERSHP OF THE COMPANY’S SECURITIES:

There is No Existing Market for the Company’s Common Shares or its Series A Convertible Preferred Shares, and a Trading Market that will provide you with Adequate Liquidity May Not Develop for the Company’s Common Shares or its Series A Convertible Preferred Shares

No public market for buying and selling of the Company’s Common Shares or Series A Convertible Preferred Shares currently exists. The Company intends to list its Common Shares on the OTC Market after securing 100 shareholders holding Series A Convertible Preferred Shares of the Company. The OTC Market is a separate and distinct exchange when compared to national stock exchanges like the New York Stock Exchange and the NASDAQ. Neither the New York Stock Exchange nor the NASDAQ have a business relationship with issuers of securities on the OTC Markets. The SEC’s order handling rules, which apply to the New York Stock Exchange and NASDAQ listed securities do not apply to securities quoted on the OTC Markets.

Although exchanges like the New York Stock Exchange and/or the NASDAQ have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets do not have these listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Shareholders of the Company’s Common Shares or Series A Convertible Preferred Shares may have a greater difficulty in getting orders filled than if the Company was listed on the New York Stock Exchange or the NASDAQ. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and NASDQQ listed securities.

The Company’s Revenues, Operating Results and Cash Flows may Fluctuate in Future Periods and the Company may Fail to Meet Investor Expectations, which may Cause the Value of the Company’s Common Shares to Decline

Variations in the Company’s quarterly and year-end operating results are difficult to predict and may fluctuate significantly from period-to-period. If the Company’s revenues or operating results fall below the expectations of Investors or securities analysts, the value of the Company’s Common Shares or Series A Convertible Preferred Shares could decline substantially. Specific factors that may cause fluctuations in the Company’s operating results include (but are not limited to):

•	Demand for Company’s cannabis products;

•	Quarterly and annual results of operations that fail to meet investor and/or analyst expectations;

•	Actual or anticipated fluctuations in the Company’s operating results due to factors related to the Company’s business;

•	Changes in accounting standards, policies, guidance, interpretations or principles;

•	Changes in earnings estimates by securities analysts of the Company’s inability to meet those estimates;

•	The operating and shares price performance of other comparable companies;

•	Overall market fluctuations; and

•	General economic conditions.

Future Sales of the Company’s Common Shares Could Depress the Market Price of the Company’s Common Shares

Sales of a substantial number of the Company’s Common Shares in the public market could occur at any time, especially after conversion of the Company’s Series A Convertible Preferred Shares that are part of this Offering. If the Company’s shareholders sell, or the market perceives that the Company’s shareholders intend to sell their shares, substantial amounts of the Company’s Common Shares in the public market may cause the Company’s Common Shares Market Price to decline significantly.

pg. 21

Compliance with Securities Laws

The Series A Convertible Preferred Shares are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Florida Securities Laws, and other applicable state securities laws. If the sale of Series A Convertible Preferred Shares were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of the Series A Convertible Preferred Shares. If a number of purchasers were to obtain rescission, the Company would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price

The price of the Series A Convertible Preferred Shares offered has been arbitrarily established by Executives / Directors of the Company. The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Federal Income Tax Risks

THE COMPANY HAS NOT OBTAINED A LEGAL OPINION CONCERNING THE TAX IMPLICATIONS OF AN INVESTMENT IN THE SERIES A CONVERTIBLE PREFERRED SHARES. Prospective purchasers of the Series A Convertible Preferred Shares must consult their own tax advisors as to their own tax situation prior to investment in the Series A Convertible Preferred Shares. The cost of such consultation could, depending on the amount thereof, materially increase the cost of investment in the Series A Convertible Preferred Shares and decrease any anticipated yield on the investment. A number of changes in the tax laws have been made and/or are under consideration, and such professional consultation is essential.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING CIRCULAR REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY’S SERIES A CONVERTIBLE SHARES. ALL INVESTORS (INCLUDING RESALES) FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF FLORIDA, IN THE COUNTY OF BROWARD. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE. BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION IN THE COMPANY’S BYLAWS, INVESTORS / SHAREHOLDERS WILL NOT BE DEEMED TO WAIVE THE COMPANY'S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. (See “Arbitration Provision” in Item 15 of this Offering Circular).

Further, the Company’s Bylaws provides to the fullest extent permitted by law that unless the Company consents in writing to arbitrate, each Shareholder: a) irrevocably submits to the non-exclusive jurisdiction and venue of any Florida State Court or U.S. Federal Court sitting in Miami, Florida in any action arising out of this Agreement; and b) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

The forum selection provision may increase costs to bring a claim, discourage claims, or limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or the Company’s directors, officers, or other Employees, which may discourage such lawsuits against the Company or the Company’s directors, officers, and other Employees. Alternatively, if a court were to find the forum selection provision contained in the Company’s Bylaws to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions. This provision in the Company’s Bylaws will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the federal securities laws including the Securities Exchange Act of 1934 or the Securities Act of 1933, or the respective rules and regulations promulgated thereunder.

pg. 22

ITEM 6: COMPANY OWNERSHIP & DILUTION:

METAXCHANGE, INC. is a Florida Stock Corporation (SOS # P21000098649). As of October 1, 2023, the Ownership Structure of the Company is as illustrated below. The Company currently has TWENTY-EIGHT MILLION EIGHT HUNDRED AND EIGTH THOUSAND NINE HUNDRED NINETY (28,808,990) Common Shares Issued and Outstanding, and current ownership of those Common Shares are detailed below.

Name and Address of Record Owner	Prior to Offering:	After Completion of Offering:
Maxwell Rand Inc. 1 East Broward Blvd., Suite 700 Fort Lauderdale, Florida 33301	3,000,000 Common Shares (10.41% of the Issued & Outstanding)	3,000,000 Common Shares (10.41% of the Issued & Outstanding)
Mr. Ahmad Moradi Founder, Secretary, Chief Accounting Officer, Chief Executive Officer & Chairman 1 East Broward Blvd., Suite 700 Fort Lauderdale, Florida 33301	4,327,300 Common Shares (15.02% of the Issued & Outstanding)	1,980,000 Common Shares (15.02% of the Issued & Outstanding)
Aimee Goetz & Lourdes Moradi Family 2000-2023 1 East Broward Blvd., Suite 700 Fort Lauderdale, Florida 33301	5,817,600 Common Shares (20.19% of the Issued & Outstanding)	5,817,600 Common Shares (20.19% of the Issued & Outstanding)
VYPA Malaysia Sbd Bhd 8720 Maple Grove Cres. Suite 26 Burnaby, British Columbia Canada V5A 4G5	3,800,000 Common Shares (13.19% of the Issued & Outstanding)	3,800,000 Common Shares (13.19% of the Issued & Outstanding)
Maxwell Rand PIPE 1 East Broward Blvd., Suite 700 Fort Lauderdale, Florida 33301	3,360,000 Common Shares (11.66% of the Issued & Outstanding)	3,360,000 Common Shares (11.66% of the Issued & Outstanding)
Syndicate Legal & Financial, LLC 355 South Grand Avenue Los Angeles, California 90071 (*)	50,000 Common Shares (0.17% of the Issued & Outstanding)	50,000 Common Shares (0.17% of the Issued & Outstanding)
745 Additional Minority Shareholders.	8,454,090 Common Shares (29.36% of the Issued & Outstanding)	8,454,090 Common Shares (29.36% of the Issued & Outstanding)

(*) The Company has entered into a non-dilution agreement (hereinafter referred to as the “Non-Dilution Agreement”) whereas the Company has agreed that Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC’s Common Shares, shall not be subject to dilution in any manner without the express written consent of Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC. During such period that Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC own Common Shares in the Company, the Company shall take no action, directly or indirectly, to dilute or attempt to dilute the Common Shares issued to, and held by, Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC. If additional shares of the Company’s Common Shares are issued, then the same number of free trading Common Shares, if applicable at time of issue, shall be issued to Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC to maintain Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC’s pro rata percentage prior to additional issuance of such Common Shares of the Company. The Non-Dilution Agreement does not survive any resale or transfer of the Common Shares from Maxwell Rand, Inc. and/or Syndicate Legal & Financial, LLC, and no shareholder who acquires Common Shares from Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC will have any benefits of the Non-Dilution Agreement.

pg. 23

Future Dilution

For business purposes, may from time-to-time issue additional Common Shares, which may result in dilution of existing Common Shares. Dilution is a reduction in the percentage of Common Shares caused by the issuance of Common Shares. Dilution can also occur when holders of options (such as company employees) or holders of other optionable securities exercise their options. When the number of Common Shares outstanding increases, each existing Common Shares Shareholder will own a smaller, or diluted, percentage of the company, making each Common Share less valuable. Dilution may also reduce the value of existing Common Shares by reducing the Common Share’s earnings per Common Share. There is no guarantee that dilution of the Common Shares of the Company will not occur in the future.

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pg. 24

ITEM 7. PLAN FOR DISTRIBUTION:

The Offering Period will commence upon this Offering Circular being Qualified by the SEC. The Company is offering up to $75,000,000 USD of its Series A Convertible Preferred Shares pursuant to this Offering Circular. The Company anticipates that the Series A Convertible Preferred Shares will be sold by the Company and its Management / Officers. The Company’s Management / Officers who will be offering the Series A Convertible Preferred Shares are not deemed to be brokers under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of Rule 3a4-1(a), Officers who sell Shares of the Company’s Series A Convertible Preferred Shares will not be compensated by commission, will not be associated with any broker or dealer, and will limit their activities so that, among other things, they do not engage in oral solicitations of, and comply with certain specified limitations when responding to inquiries from potential Qualified Purchasers.

The proceeds of this Offering will not be placed into an escrow account. The Company will not accept subscription payments associated with subscription agreements until the Company has raised at least $500,000. At the time the minimum threshold is met, the Company will accept subscription payments, Series A Convertible Preferred Shares of the Company will be issued, and investors will become Shareholders of the Company. If the Company does not meet the minimum threshold within twelve (12) months after commencing this Offering, the Company will cancel this Offering and release all investors from their investment commitments.

The Offering will terminate upon the earlier of (i) such time as all of the Series A Convertible Preferred Shares have been sold pursuant to this Offering Circular; (ii) the date that is twelve (12) months from the date that this Offering is qualified by the United States Securities and Exchange Commission unless extended by the Company for an additional ninety (90) days, in the sole discretion of the Management of the Company, without notice to or consent from investors; or (iii) the date at which the Offering is earlier terminated by the Company in the sole discretion of the Management of the Company, which may occur at any time. The Company reserves the right to terminate the Offering at any time and for any reason, without notice to or consent from any purchaser of the Shares of Series A Convertible Preferred Shares in this Offering.

Once the SEC qualifies this Offering, the Company will be permitted to generally solicit investors nationwide by use of various advertising mediums, such as print, radio, television, and the Internet.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours a day, 7 days a week on the Company’s website, as well as on the United States Securities & Exchange Commission’s website at www.SEC.gov.

In order to subscribe to purchase the Company’s Series A Convertible Preferred Shares, a prospective investor must electronically complete, sign and deliver to the Company an executed Subscription Agreement, and wire funds for the Subscription Amount in accordance with the instructions provided therein.

An investor will become a Shareholder, including for tax purposes, and the shares of the Company’s Series A Convertible Preferred Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a Shareholder.

The Company reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company determines in the sole and absolute discretion of its Management, that such investor is not a “Qualified Purchaser” for the purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the Offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

The Company’s Common Shares will be exempt from State Law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Company’s Common Shares offered hereby are offered and sold only to “Qualified Purchasers”.

pg. 25

Qualified Purchasers include:

1.	Accredited Investors as defined under Rule 501(a) of Regulation D; and

2.	All other investors so long as their investment in the Series A Company’s Convertible Preferred Shares does not represent more than ten percent (10%) of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, the Company’s Series A Convertible Preferred Shares will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the Company’s Series A Convertible Preferred Shares does not represent more than ten percent (10%) of the applicable amount), regardless of an investor’s status as an “accredited investor”. Accordingly, the Company and its management, reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company’ Management, in their sole and absolute and absolute discretion that such investor is not a “Qualified Purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “Accredited Investor” for purpose of satisfying one of the tests in the “Qualified Purchaser” definition, the investor must be a natural person who has:

1.	An individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000. USD at the time of the purchase, excluding the value of the primary residence of such person; or

2.	Earned income exceeding $200,000 USD in each of the two most recent years, or joint income with a spouse exceeding $300,000 USD for those years and a reasonable expectation of the same income level in the current year.

3.	If not a natural person, one of the following:

1.	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) (a) if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is (i) a bank; (ii) a savings and loan association, (iii) an insurance company or (iv) a registered investment advisor, or (b) if the employee benefit plan has total assets in excess of $5 Million USD, or (c) if the employee benefit plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	A trust, with total assets in excess of $5 Million USD, not formed for the specific purpose of acquiring the securities of the company being offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act;

3.	A bank as defined in section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity, a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

4.	A broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

5.	An insurance company as defined in section 2(a)(13) of the Securities Act;

6.	An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940 (the “Advisers Act”);

7.	A business development company as defined in section 2(a)(48) of the Investment Company Act;

8.	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

9.	Any rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

10.	A private business development company as defined in section 202(a)(22) of the Advisers Act;

11.	A corporation, a Massachusetts or similar business trust, partnership, limited liability company or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), not formed for the specific purpose of acquiring the securities of the issuer being offering, with total assets in excess of $5 Million USD;

pg. 26

12.	A plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total asses in excess of $5 Million USD;

13.	Any entity not formed for the specific purposes of acquiring the securities offered, owning investments in excess of $5 Million USD;

14.	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

15.	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

16.	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act (i) with assets under management of $5 Million USD, (ii) not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

17.	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office that qualifies as an accredited investor pursuant to subsection (xvi) above, whose prospective investment in the issuer is directed by such family office;

18.	Any director or executive officer of the company; or

19.	An entity in which all the equity owners are accredited investors.

For purposes of determining whether a potential investor is a “Qualified Purchaser”, annual income and net worth should be calculated as provided in the “Accredited Investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Advertising, Sales & Promotional Materials: In addition to this Offering Circular, the Company plans to market the Company’s Series A Convertible Preferred Shares both online and offline. The Company’s online marketing may take the form of contacting potential investors through electronic media and posting this Offering Circular on an online platform. At this time the Company has no engagements or agreement for the posting of its Offering Circular, and should the Company enter into such an agreement, the Company will immediately and this Offering Circular to disclose those details. Currently, the Company does not expect to use additional advertising, sales and other promotional materials in connection with this Offering. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Company’s Series A Convertible Preferred Shares.

Supplements and Post-Qualification Amendments to this Offering Circular: In compliance with Rule 253(e) of Regulation A, the Company shall revise this Offering Circular during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred or there has been an fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an Exhibit to the Offering Circular and be requalified under Rule 252.

pg. 27

ITEM 8. USE OF INVESTMENT PROCEEDS BY COMPANY:

The following two tables sets forth certain information concerning the estimated use of investment proceeds of the Offering. Many of the amounts set forth in the two tables below both represent the best estimate of the Company since they cannot be precisely calculated at this time.

Table 1 of 2:

A.	Sale of the Company’s Series A Convertible Preferred Shares:

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Shares	$75,000,000	100%	$500,000	100%

B.	Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$0.00	0.00%	$0.00	0.00%

1.	The price per Series A Convertible Preferred Share shown above was determined by the Management of the Company.
2.	The Company’s Series A Convertible Preferred Shares will be offered and sold directly by the Company and its Management / Officers. No commissions for selling the Company’s Series A Convertible Preferred Shares will be paid to the Company or its Management / Officers.
3.	The Company will be reimbursed for organization, offering, accounting and legal costs in connection with this offering, which are expected to be approximately five percent (5.00%) of the total capital raised.

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pg. 28

Table 2 of 2:

SUMMARY USE OF INVESTMENT PROCEEDS:
$250,000	Costs Associated with Formation, Financial Reporting, Costs of Offering, Legal Costs, First Year Operating Costs
$8,900,000	Mergers & Acquisition
$18,960,000	Labor
$24,630,000	Materials
$22,260,000	Working Capital
$75,000,000	TOTAL

The Management of the Company has significant flexibility and broad discretion in applying the net proceeds received in this Offering. These are the best estimates of the Company’s financial requirements and plans for fiscal years 2023 through 2024. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if the Company’s Management deems such reallocation to be appropriate. The Company cannot assure you that the capital budget will be sufficient to satisfy the Company’s operational needs, or that the Company will have sufficient capital to fund its business.

pg. 29

ITEM 9. ABOUT THE COMPANY / ISSUER

METAXCHANGE.AI (the “Company”) is a U.S. Headquartered company responsible to serve a five-year distribution agreement acquired through the use of vested paid-capex as interactive content delivery network platform thus enabling K Media, a Southeast Asia (SEA) 60-Year-Old publishing house, to enter into the Fourth Industrial Revolution while serving its readers inside Data Rooms as a Service.

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pg. 30

The Company’s Services:

Starting from Client Data Platform (the “CDP”), First Party Data, into Data Clean Rooms (the “DCR”), post cookies, publishers require ways to improve revenue while assisting advertisers and viewers with the best possible environment removing the overly crowded ad space with approved content. KMEDIA.ICDN.VIDEO is a $100M investment made by MAXWELL RAND (MR PIPE), the Company’s controlling shareholder, thus enabling K MEDIA to serve branded sponsors while readers and viewers could enjoy an amenity of real-time interactive services. METAXCHANGE, the Company and “MXCG,” plan is to offer initially three options as basic, standard, and premium newsroom, editor’s lounge, subscribers premium service, live streams, Tek Talk Channel, and ad-sponsored rooms that promises real-time broadcast, collaboration, and communications with KPI serving advertisers.

The Company’s Accomplishments to date:

•	Completion of the project - took nearly two plus years to complete.
•	Official Launch was July 27th, 2023.
•	Transfer of Five-Year Contract Asset with $53M Annual Revenue first 12 months after ramping up.
•	Capitalize on 60 Years of Trusted Relationship and build distribution.
•	Integrate AI and Data to drive user adaptation, use, client acquisition, retention, and mitigate churn.
•	Offer the most powerful Digital Media Rooms serving the SEA Market.
•	Use of NETSTAIRS cutting-edge Data Clean Rooms.
•	Building Integrated Services inside Newsrooms with Interactive User Experience Content.
•	Recently completed Family / Friends Round until July 31st, 2023.
•	Upcoming - transfer of KMEDIA.ICDN.VIDEO into METAXCHNAGE for share equity by close of year 2023.

The Company’s Sales Projections:

Sales projections are based on an estimated average annual standard subscription of $4.95 per month and $9.95 premium along with predictive growth projected by the publisher leading competitors and market trends.

•	Income
o	The Company is a Special Purpose Vehicle, with zero revenue to date. However, predictive revenue projects five-year projects to produce estimated $38M starting from K Media. Over a five-year term contract with planned growth reaching conservative number of TEN (10) publishers per GEO IP (Southeast Asia, Europe, and the U.S.) with 10 publisher per region we predict to produce $380M lifetime revenue per region (over the next five years). The company predicts to reach $1,140M in revenue stream over the term of contract assets. Additionally, the Company believes projections are conservative. Many financial assumptions on revenue are omitted thus impact Risk Factor mitigation & consideration.

pg. 31

•	Assets
o	The Company’s majority Shareholder, Maxwell Rand provides $33M in PAID-CAPEX. VYPA and K MEDIA as a paid Contract-Asset have transferred and signed a 5-year agreement at $38M in exchange for the Company’s equity share, which gives the Company a Common Stock Shareholder base of more than six hundred (600) shareholder. The Company today has total assets of approximately $71M.

•	Projection
o	Revenue is expected to increase by K Media publishing and broadcast services reaching One Million subscriptions by the end 2024.

The Company’s Target Market:

The Company’s target market will mainly focus on K Media’s current circulation of paid subscribers, advertisers, sponsors, and editors. Marketing via social media, radio, online, and print advertising started in July 2023. With an additional focus on publishers’ content, Tek Talk Channel, news outlets, and the like, the management of the Company believes an increased leapfrog against competitors' growth. Data Clean Rooms will reach an estimated onw million potential customers in the SEA without any computation on expansion while globally, K MEDIA shall grow into an estimated ten million subscriptions globally. Related Site: https://kmedia.icdn.video and https://kroom.icdn.video.

pg. 32

ITEM 10. TERMS AND CONDITIONS OF THE OFFERING:

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular.

Securities Offered:

Up to 1,500,000 Shares of the Company’s Series A Convertible Preferred Shares on a “best efforts” basis to Qualified Purchasers who meet the Investor Suitability Standards as set forth in this Offering Circular.

Offering Price Per Share:	$50.00 USD per Share of the Company’s Series A Convertible Preferred Shares.

Shares Outstanding Before this Offering:

As of the date of this Offering Circular, the following Shares of the Company’s Capital Shares are issued and outstanding:

•     5,000,000 - Common Shares;

•     0 - Preferred Shares;

•     0 - Options for Common Shares in the Amount of: $1.00

•     0 – Options for Common Shares in the Amount of $10.00

•     0 - Share Warrants for up to 0 Shares of Common Shares

Minimum Number of Shares to be Sold in this Offering:

The minimum number of Shares of the Company’s Series A Convertible Preferred Shares to be sold in this Offering before the Company can have access to the Investment Proceeds is 10,000 Shares ($500,000 USD).

Shares Outstanding After this Offering:

5,000,000 Shares of the Company’s Common Shares will be Issued and Outstanding at the conclusion of this Offering.

1,500,000 Shares of Series A Convertible Preferred Shares will be issued and outstanding, assuming the maximum offering of Shares of the Company’s Series A Convertible Preferred Shares is sold through this Offering.

Details about the Conversion of the Shares:	See pages 6 to 8 of this Offering Circular for details about the Shareholder Option and Mandatory Shareholder Conversion of the Company’s Series A Convertible Preferred Shares.

Regulation A Tier:	Tier II

Manner of Offering:	See Item 7, “Plan for Distribution,” of this Offering Circular.

pg. 33

Investor Suitability Standards:

Accredited Investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Termination of this Offering:

This Offering will terminate upon the earlier of (i) such time as all of the Company’s Series A Convertible Preferred Shares have been sold pursuant to this Offering Circular, (ii) the date that is twelve (12) months from the date that this Offering is Qualified by the United States Securities and Exchange Commission, unless extended by the Company for an additional ninety (90) days, in the sole discretion of the Management of the Company, without notice to or consent from investors; or (iii) the date at which the Offering is earlier terminated by the Company’s Management in their sole discretion, which may occur at any time. The Company reserves the right to terminate the Offering at any time and for any reason, without notice to our consent from any purchaser of Shares of the Company’s Series A Convertible Preferred Shares in this Offering.

Company Information:

The Company’s Principal Executive Offices are located at: 1 East Broward Blvd., Suite 700, Fort Lauderdale, Florida 33301; the Company’s Phone Number is (407) 407-5221; the Company’s Corporate Website is located at https://metaxchangeai.com. No information on the Company’s Website is part of this Offering Circular.

Commissions for Selling Shares:	The Company’s Series A Convertible Preferred Shares will be offered and sold directly by the Company and its Management / Officers. No commissions for selling the Company’s Series A Convertible Preferred Shares will be paid to the Company or its Management / Officers.

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pg. 34

ITEM 11. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

A.	The Company’s day-to-day operations are managed by the Company’s Officers.

MR. AHMAD MORADI	FOUNDER, CHIEF EXECUTIVE OFFICER & CHAIRMAN

Ahmad Moradi is an ICT [Information, Communication, and Technology] serial entrepreneur with 43+ years of hands-on experience. His studies in math, pre-engineering, international business, and management information system earned him an A.S degree from Broward College (1978) and B.A. from Florida Atlantic University (March 1980). He further continued his PhD self-studies in Mid 80’s in the AI field and what is known today as “Symbolic AI” by March 1989 and introduction of Office 4te the first Rule-Based Expert Practice Management Software in 1990. He has led the creation of several game-changing business and technology innovations. He became active in his first IPO in June1990 (Rx Medical, Inc.) while during his career he became the recipient of 36+ inductions in Who’s Who in the World. He has been recipient of U.S. Presidential Gold Medals by President George W. Busch. He has served as National Republican Committee Presidential and Business Committee in 2004-2006. Mr. Moradi has been awarded the Ronald Reagon Gold Medal in 2007. He has been published by Marquie’s Who’s Who with Lifetime Achievement Award in leaderships performing his career as “C” level executive while serving both public and private companies around the globe. He has filed several provisional and non-provisional patents. In 2007, he obtained a Global Patent in Artificial Intelligence (AI) Media Streaming. As MAXWELL RAND’s founder and managing a Wealth Management Firm located at Bern, Switzerland while operating as EU based / Bucharest Stock Exchange Member Investment Banking, he opened doors of operations of MAXWELL RAND Securities serving the European market (2008). Today, Moradi continues to perform assigned duties as NETSTAIRS Founder, Chairman, & CEO. He oversees MAXWELL RAND portfolio companies. In addition, for the sake of disclosure, he performs fiduciary duties as VYPA Corporations Chief Science Officer, along with 17+ years of Consulting at GLG (Retired in 2023) . Since 1992, he has provided management consulting services at G4, Inc. Moreover, as affiliate, he currently performs duties as Chairman, Chief Science Officer (CSO) of several portfolio companies including METAXCHANGE.AI, INC.

To learn more about Ahmad Moradi, please visit https://netstairs.com/press.

MR. VIJJAYADRAN MANICKAYASAGAR	CHIEF OPERATING OFFICER & BOARD OF DIRECTORS

Mr. Vijjayandran Manickayasagar is an entrepreneur, brining 25 years of experience to the METAXCHANGE.AI, INC as CEO, President. Ater graduation in 1996, with a Post Graduate 2nd Class Upper Diploma in Mechanical Engineering from Federal Institute of Technology in Kuala Lumpur, Malaysia, he began his career as an outsource technical contractor. As an Assistant Technician performing various tasks and assignments, he engaged in entrepreneurial projects in the BFIS market. Moreover, transformed his career into ICT - Information, Communications & Technology industry. Since 2010, Mr. Vijjay has assumed VYPA Corporation management responsibilities in which he served promotion and distribution of Worldwide License Platforms serving the ASIAN Market. He continues to manage as the president of subsidiary of VYPA Corporation. For transparency, and disclosure Mr. M.Vijjayandran Manickavasagar currently is an “affiliate” managing VYPA Corporation, FT. Lauderdale, Florida, USA, Managing Director of VYPA Malaysia Sdn Bhd and he is Board Member of MAXWELL RAND INC., a Florida, USA private portfolio holding company.

B. Significant Employees. Mr. Ahmad Moradi is considered the Company’s only "Significant Employee" and is the Company’s Founder, Chairman of the Board of Directors, and the Chief Executive Officer. The Company would be materially adversely affected if it were to lose the services of Mr. Ahmad Moradi as he has provided significant leadership and direction to the Company.

pg. 35

C. Limitations of Liability and Indemnification of Officers, Managers & Directors. The Company’s Bylaws limit the liability of directors to the maximum extent permitted by Florida Law and States that a Company Director shall not be personally liable to the Company or its Shareholders for monetary damages for breach of fiduciary duty as a director.

The Company’s Bylaws provide that the Company will indemnify the Company’s Directors, Managers, Officers, Employees and other Agents to the fullest extent permitted by Law. The Company believes that indemnification under its Articles and Bylaws covers at least negligence and gross negligence on the part of the indemnified parties. The Company’s Bylaws also permit the Company to secure insurance on behalf of any Officer, Manager, Director, Employee or other Agent for any liability arising out of his or her actions in connection with their services to the Company, regardless of whether the Company’s Articles and Bylaws permit such indemnification.

The Company intends to enter into separate indemnification agreements with its Directors, Managers, and Officers, in addition to the indemnification provided for in the Company’s Articles and Bylaws. These agreements, among other things, will provide that the Company will indemnify its Directors, Managers, and Officers for certain expenses (including attorneys’ fees), judgments, finds and settlement amounts incurred by a Director, Manager, or Officer in any action or proceeding arising out of such person’s services as one of the Company’s Directors, Managers, or Officers, or rendering services at the Company’s request, to any of its subsidiaries or any of its subsidiaries (not existing or to be formed in the future) or any other company or enterprise. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as Directors, Managers and/or Officers.

D. Legal Proceeding / Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders, or decrees material to the evaluation of the ability and integrity of any director, executive officer, or control person of the Company during the past ten years.

From time to time, the Company may be involved in legal proceedings. The results of such legal proceedings and claims cannot be predicted with certainty and, regardless of the outcome, legal proceedings could have an adverse impact on the Company’s business plan, due to the costs associated with legal defense and settlement costs, diversion of resources, and other factors. As of the date of this Offering Circular, the Company is not subject to any material legal proceedings, nor, to the Company’s knowledge, are any material legal proceedings pending or threatened against the Company.

E. Shares Option Plan: None

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pg. 36

ITEM 12. COMPENSATION OF DIRECTORS AND OFFICERS

Compensation of the Company’s Board of Directors Members is as follows:

The Company’s charter and bylaws provide that the Company’s Board of Directors will consist of such number of directors as may from time to time be fixed by the Company’s Board of Directors but may not less than the minimum number required under the Florida Business Corporations Act. The Company currently has two (2) members of its Board of Directors and intends to increase this Board of Directors to no less than five members. The Company believes that at least three of these directors will meet the requirement to be independent under the standards required for a Capital Markets Listing.

Name	Position in which compensation is Paid:	Annual Cash Compensation:	Other Compensation:	Total Annual Compensation:
Mr. Ahmad Moradi (Insider)	Founder, Secretary, Chief Accounting Officer, Chief Executive Officer & Chairman	$0.00 (Insiders receive no compensation for serving on the Company’s Board of Directors)	Holder of approximately 15.02% of the Issued and Outstanding Common Shares of the Company	$0.00 (Insiders receive no compensation for serving on the Company’s Board of Directors)
Mr. Vijjayandran Manickavasagar (Insider)	Chief Marketing Officer & Board of Directors	$0.00 (Insiders receive no compensation for serving on the Company’s Board of Directors)	None	$0.00 (Insiders receive no compensation for serving on the Company’s Board of Directors)
Board Member #3 TBD	Board of Directors • Governance Committee Chair	$1,500 Quarterly (Compensation for monthly Board Meeting)	TBD Stock Options	$1,500 Quarterly (Compensation for monthly Board Meeting)
Board Member #4 TBD	Board of Directors • Compensation Committee Chair	$1,500 Quarterly (Compensation for monthly Board Meeting)	TBD Stock Options	$1,500 Quarterly (Compensation for monthly Board Meeting)
Board Member #5 TBD	Board of Directors • Audit Committee Chair	$1,500 Quarterly (Compensation for monthly Board Meeting)	TBD Stock Options	$1,500 Quarterly (Compensation for monthly Board Meeting)

Key Man Insurance: The Company does not at this time have “Key Man Insurance” on any Board Member, Director, Manager, or Officer of the Company.

pg. 37

Corporate Governance

The Company has structured its corporate governance in a manner it believes closely aligns the Company’s interests with those of the Company’s shareholders. The principal features of the Company’s corporate governance structure include the following:

•	A Board of Directors will not be classified, so that each of the Company’s Directors will be elected annually;
•	Of the five persons who will serve on the Company’s Board of Directors, the Company’s Board of Directors will be comprised of three Directors that will satisfy the listing standards for Independence as defined under Rule l0A-3 of the Exchange Act;
•	At least one of the Company’s Directors will qualify as an "audit committee financial expert" as defined by the United States Securities and Exchange Commission; and
•	The Company believes that the Company will comply with the listing standards for all major stock exchanges in the United States, including having Company Board Committees comprised solely of Independent Directors;

Upon the listing of the Company’s shares on a Major U.S. Stock Exchange, the Company’s directors (current and future) will stay informed about the Company’s business by attending meetings of the Company’s Board of Directors and its Committees and through supplemental reports and communications. The Company’s independent directors will meet regularly in executive sessions without the presence of the Company’s corporate officers or non-independent directors.

Role of the Board in Risk Oversight

One of the key functions of the Company’s Board of Directors will be the oversight of the Company’s risk management process. The Company’s Board of Directors will administer this oversight function directly, with support from its three standing committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, each of which shall address risks specific to their respective areas of oversight. In particular, the Company’s Audit Committee will have the responsibility to consider and discuss financial risk exposure and the steps the Company’s management should take to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Company’s Audit Committee shall also monitor compliance with legal and regulatory requirements, in addition to oversight of the performance of the Company’s internal audit function(s). The Company’s Nominating and Corporate Governance Committee shall monitor the effectiveness of the Company’s Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Company’s Compensation Committee shall assess and monitor whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk taking.

Board Committees

The Company’s Board of Directors shall establish three standing committees: (1) an Audit Committee, (2) a Nominating and Corporate Governance Committee, and (3) a Compensation Committee. The principal functions of each committee are described below. The Company intends to comply with the listing requirements and other rules and regulations initially of the OTC Market’s OTCQX and then the NASDAQ or New York Stock Exchange. Upon the addition of the fifth Board Member, each of the Company’s Committees will be comprised exclusively of independent directors. Additionally, the Company’s Board of Directors will from time to time establish other committees to facilitate the management of the Company.

Audit Committee

The Company shall have an Audit Committee that will initially be comprised of three Independent Directors. The Company’s Board of Directors shall adopt an Audit Committee Charter, which shall detail the principal functions of the Company’s Audit Committee, including oversight related to:

•	The Company’s accounting and financial reporting processes;

pg. 38

•	The Company’s integrity of its consolidated financial statements and financial reporting process;
•	The Company’s systems of disclosure controls and procedures, and internal controls over financial reporting;
•	The Company’s compliance with financial, legal and regulatory requirements;
•	The Company’s evaluation of the qualifications, independence and performance of the Company’s independent registered public accounting firm;
•	The Company’s performance of its internal audit function; and
•	The Company’s overall risk profile.

The Company’s Audit Committee will also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Company’s Audit Committee shall also prepare the Audit Committee report required by SEC regulations to be included in the Company’s annual proxy statement.

Nominating and Corporate Governance Committee

The Company shall have a Nominating and Corporate Governance Committee that will be initially comprised of three independent directors. The Company’s Board of Directors shall adopt a Nominating and Corporate Governance Committee charter, which shall detail the principal functions of the Nominating and Corporate Governance Committee, including:

•	Identifying and recommending to the Company’s Board of Directors qualified candidates for election as Company directors and recommending nominees for election as Company Directors at the Company’s annual meeting of shareholders;
•	Develop and recommend to the Company’s Board of Directors Corporate Governance Guidelines and implementing and monitoring such guidelines;
•	Review and make recommendations on matters involving the general operation of the Company’s Board of Directors, including Board of Directors size and composition, and committee composition and structure;
•	Recommending to the Company’s Board of Directors nominees for each committee of the Company’s Board of Directors;
•	Annually facilitating the assessment of the Company’s Board of Directors' performance as a whole and of the individual directors, as required by applicable law, regulations and OTCQX & NASDAQ corporate governance listing standards; and
•	Overseeing the Company’s Board of Directors' evaluation of management.

In identifying and recommending nominees for Company directors, the Nominating and Corporate Governance Committee may consider diversity of relevant experience, expertise and background.

Compensation Committee

The Company shall have a Compensation Committee that will initially be comprised of three independent directors. The Company’s Board of Directors shall adopt a Compensation Committee Charter, which shall detail the principal functions of the Company’s Compensation Committee, including:

•	Reviewing and approving on the Company’s annual basis the corporate goals and objectives relevant to the Company’s Managing Member’s compensation,
•	Evaluating the Company’s Managing Member’s performance in light of such goals and objectives and determining and approving the remuneration of the Company’s Managing Member based on such evaluation;
•	Reviewing and approving the compensation of all of the Company’s other officers;
•	Reviewing the Company’s executive compensation policies and plans;
•	Implementing and administering the Company’s incentive compensation equity-based remuneration plans (if any);
•	Assisting the Company’s Management in complying with the Company’s proxy statement and annual report disclosure requirements;
•	Producing a report on executive compensation to be included in the Company’s annual proxy statement; and
•	Reviewing, evaluating and recommending changes, if appropriate, to the remuneration for the Company’s directors.

pg. 39

Code of Business Conduct and Ethics

The Company’s Board of Directors shall establish a Code of Business Conduct and Ethics that shall apply to the Company’s officers, directors and employees. Among other matters, The Company’s Code of Business Conduct and ethics shall be designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in the Company’s SEC reports and other public communications;
•	Compliance with applicable laws, rules and regulations;
•	Prompt internal reporting of violations of the code to appropriate persons identified in the Code; and
•	Accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for the Company’s executive officers or directors must be approved by a majority of the Company’s Independent Directors, and any such waiver shall be promptly disclosed as required by Law, OTC Markets, New York Stock Exchange or NASDAQ regulations.

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pg. 40

ITEM 13: SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS:

As of the date of this Offering Circular, the following table sets forth information regarding beneficial ownership of the Company’s Capital Shares by:

•	Each person, or group of affiliated persons, known to the Company to beneficially own 5% or more of the Company’s Common Shares;
•	Each of the Company’s named Managers or Officers;
•	Each of the Company’s Directors and Director Nominees; and
•	All of the Company’s current Officers, Directors and Director nominees as a group.

The information presented below regarding beneficial ownership of the Company’s voting securities has been presented in accordance with the rules of the United States Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under the rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property law, the Company believes that the beneficial owners of the Company’s Common Shares listed below have sole voting and investment power with respect to the Shares shown.

Name and Address of Record Owner	Prior to Offering:	After Completion of Offering:
Maxwell Rand Inc. 1 East Broward Blvd., Suite 700 Fort Lauderdale, Florida 33301	3,000,000 Common Shares (10.41% of the Issued & Outstanding)	3,000,000 Common Shares (10.41% of the Issued & Outstanding)
Mr. Ahmad Moradi Founder, Secretary, Chief Accounting Officer, Chief Executive Officer & Chairman 1 East Broward Blvd., Suite 700 Fort Lauderdale, Florida 33301	4,327,300 Common Shares (15.02% of the Issued & Outstanding)	1,980,000 Common Shares (15.02% of the Issued & Outstanding)
Aimee Goetz & Lourdes Moradi Family 2000-2023 1 East Broward Blvd., Suite 700 Fort Lauderdale, Florida 33301	5,817,600 Common Shares (20.19% of the Issued & Outstanding)	5,817,600 Common Shares (20.19% of the Issued & Outstanding)
VYPA Malaysia Sbd Bhd 8720 Maple Grove Cres. Suite 26 Burnaby, British Columbia Canada V5A 4G5	3,800,000 Common Shares (13.19% of the Issued & Outstanding)	3,800,000 Common Shares (13.19% of the Issued & Outstanding)
Maxwell Rand PIPE 1 East Broward Blvd., Suite 700 Fort Lauderdale, Florida 33301	3,360,000 Common Shares (11.66% of the Issued & Outstanding)	3,360,000 Common Shares (11.66% of the Issued & Outstanding)
Syndicate Legal & Financial, LLC 355 South Grand Avenue Los Angeles, California 90071 (*)	50,000 Common Shares (0.17% of the Issued & Outstanding)	50,000 Common Shares (0.17% of the Issued & Outstanding)
745 Additional Minority Shareholders.	8,454,090 Common Shares (29.36% of the Issued & Outstanding)	8,454,090 Common Shares (29.36% of the Issued & Outstanding)

(*) The Company has entered into a non-dilution agreement (hereinafter referred to as the “Non-Dilution Agreement”) whereas the Company has agreed that Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC’s Common Shares, shall not be subject to dilution in any manner without the express written consent of Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC. During such period that Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC own Common Shares in the Company, the Company shall take no action, directly or indirectly, to dilute or attempt to dilute the Common Shares issued to, and held by, Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC. If additional shares of the Company’s Common Shares are issued, then the same number of free trading Common Shares, if applicable at time of issue, shall be issued to Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC to maintain Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC’s pro rata percentage prior to additional issuance of such Common Shares of the Company. The Non-Dilution Agreement does not survive any resale or transfer of the Common Shares from Maxwell Rand, Inc. and/or Syndicate Legal & Financial, LLC, and no shareholder who acquires Common Shares from Maxwell Rand, Inc. and Syndicate Legal & Financial, LLC will have any benefits of the Non-Dilution Agreement.

pg. 41

Future Dilution

For business purposes, may from time-to-time issue additional Common Shares, which may result in dilution of existing Common Shares. Dilution is a reduction in the percentage of Common Shares caused by the issuance of Common Shares. Dilution can also occur when holders of options (such as company employees) or holders of other optionable securities exercise their options. When the number of Common Shares outstanding increases, each existing Common Shares Shareholder will own a smaller, or diluted, percentage of the company, making each Common Share less valuable. Dilution may also reduce the value of existing Common Shares by reducing the Common Share’s earnings per Common Share. There is no guarantee that dilution of the Common Shares of the Company will not occur in the future.

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pg. 42

ITEM 14: MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS:

The Management’s Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements and should consider carefully the statements made in “Risk Factors” and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company’s forward-looking statements, and that could materially and adversely affect the Company’s business, operating results and financial condition.

The Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular.

Cautionary Statement:

The following discussion and analysis should be read in conjunction with the Company’s consolidated financial statements and related notes.

The Company’s results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statements Regarding Forward-Looking Statements and Risk Factors. The Company assumes no obligation to update any of the forward-looking statements included herein.

Emerging Growth Company:

Upon the completion of this Offering, the Company may elect to become a “Public Reporting Company” under the Exchange Act. The Company will qualify as an “Emerging Growth Company” under the Jumpstart Our Businesses Act of 2012 (the “JOBS Act”). As a result, the Company will be permitted to, and intends to, rely on exemptions from certain disclosure requirements. For so long as the Company can remain an Emerging Growth Company, the Company will not be required to:

•	Have an auditor report on its internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

•	Comply with the requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

•	Only two (2) years of audited financial statements in addition to any required unaudited interim financial statements with corresponding reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

•	Reduced disclosure about the Company’s executive compensation arrangements.

•	Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.

•	Exemption from the auditor attestation requirement in the assessment of the Company’s internal control over financial reporting.

The Company may take advantage of these exemptions for up to five (5) years or such earlier time that the Company is no longer an Emerging Growth Company. The Company would cease to be an Emerging Growth Company if it were to have more than $1.07 Billion USD in annual revenue, the Company has more than $700 Million USD in market value of its shares held by non-affiliates, or the Company issues more than $1 Billion of non-convertible debt over a three-year period. The Company may choose to take advantage of some, but not all of these reduced burdens. The Company has taken advantage of these reduced reporting burdens herein, and the information that the Company provides may be different than what you might get from other public companies in which you hold shares.

pg. 43

Revenues:

The Company was recently formed in November of 2021, and has no revenues as of the date of this Offering Circular to report. The Company does not anticipate achieving revenues until the Company is fully funded and the commercial operations detailed in this Offering Circular have commenced.

Operating Expenses:

Operating expenses were $3,103 USD to date as the Company was only formed in November of 2021, and the costs of formation were paid by the Company’s Management.

Net Losses:

The Company incurred a net loss of $3,103 USD as the Company was only recently formed in November of 2021.

Liquidity and Capital Resources:

As of October 1, 2023, the Company had total current assets of approximately $71,000,000.00 USD (see two points immediately below) and current liabilities of approximately $0.00 USD, resulting in a working capital of approximately $0.00 USD.

•	On April 6, 2023, MAXWELL RAND, Inc entered into a platform technology license agreement with NETSTAIR.COM, a related party of the Company. On October 31, 2023, the Company agreed to issue 3,360,000 common shares to MAXWELL RAND, Inc at $10 per share in exchange for 100% ownership of 3 licensed platforms.

•	On August 3, 2023, the Company acquired a five-years' distribution agreement which was paid by the issuance of 3,800,000 common shares at $10 per share. Currently, the shares were held in escrow by MAXWELL RAND, Inc's compliance and will be released when the contract assets are delivered.

Off Balance Sheet Arrangements:

As of October 1, 2023, there were no off-balance sheet arrangements.

Critical Accounting Policies:

A “Critical Accounting Policy” is one which is both important to the portrayal of the Company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the to make estimates about the effect of matters that are inherently uncertain.

The Company’s accounting policies are discussed in detail in the footnotes to the Company’s Financial Statements included in this Offering Circular, however, the Company considers its Critical Accounting Policies to be those related to revenue recognition, calculation of revenue share expense, shares-based compensation, capitalization and related amortization of intangible assets, and impairment of assets.

pg. 44

Recently Issued Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Going Concern:

The Company’s current financial condition and the uncertainty surrounding the Company’s ability to consummate this Offering raises substantial doubt regarding the Company’s ability to continue as a going concern. As shown in the accompanying financial statements, the Company has sustained losses from operations since inception and does not have a predictable revenue stream. The Company’s financial statements are prepared on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty related to the Company’s ability to continue as a going concern.

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ITEM 15. DESCRIPTION OF CAPITAL SHARES

General:

The Company is offering up to 1,500,000 Shares of Series A Convertible Preferred Shares though this Offering. No Shares of the Company’s Common Shares are being offered to investors through this Offering.

The following description summarizes the most important terms of the Company’s capital shares. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company’s Articles and/or Bylaws, copies of which have been filed as Exhibits to this Offering Statement, of which this Offering Circular is a part. For a complete description of the Company’s capital shares, you should refer to the Articles, Bylaws, and the applicable provisions of Florida Law.

The Company is authorized to issue up to ONE HUNDRED MILLION (100,000,000) capital shares, of which (i) 98,500,000 shares are Common Shares without a par value; and (ii) 1,500,000 shares are Preferred Shares (“Preferred Shares”) without a par value. Through this Offering, the Company is offering its 1,500,000 Shares of Series A Convertible Preferred Shares.

The Series A Convertible Preferred Shares:

•	As of the date of this Offering Circular, none of the Series A Convertible Preferred Shares are issued and outstanding.

•	Voting: Holders of Series A Convertible Preferred Shares have one vote per Series A Convertible Preferred Share. There is no cumulative voting.

•	Interest: Holders of the Company’s Series A Convertible Preferred Shares are entitled to receive interest at the rate of six percent (6%) of the Series A Convertible Preferred Shares issue price of $50.00 USD per Share, which such interest shall accrue and be payable only if declared by the Company. While interest to holder of the Company’s Series A Convertible Preferred Shares is accruing, the Company has not paid cash interest to any shareholders of any of the Company’s securities, and currently does not anticipate paying any cash interest after this Offering or in the foreseeable future.

•	Liquidation: In the event of a voluntary or involuntary liquidation, dissolution, winding up of the Company, or other deemed liquidation event, holders of the Company’s Series A Convertible Preferred Shares shall be entitled to be paid out of assets of the Company available for distribution to its Shareholders before any payment is made to holders of the Company’s Common Shares, in an amount per Series A Convertible Preferred Shares that is equal to the original purchase price of $50.00 USD per Share plus all accrued interest up to the date of payment.

•	Transferability: The Company’s Series A Convertible Preferred Shares are freely transferable and free of restrictive legends limiting transfer of any of the Company’s Series A Convertible Preferred Shares.

•	Arbitration: Under the Arbitration Provision contained in the Company’s Bylaws, either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. The Company has not determined whether it will exercise its right to demand arbitration but reserves the right to make that determination on a case-by-case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as the Company is likely to invoke the Arbitration Provision to the fullest extent permissible. The Arbitration Provision applies to claims under the U.S. Federal Securities Laws and to all claims that are related to the Company, including with respect to this offering, the Company’s holdings, the Company’s Common Shares and Preferred Shares, the Company’s ongoing operations, and the Company’s management of its Shareholders, among other matters.

pg. 46

Any arbitration brought pursuant to the Arbitration Provision must be conducted in the State of Florida, in the County of Broward. The term "Claim" as used in the Arbitration Provision is very broad and includes any past, present, or future claim, dispute, or controversy involving a Shareholder (or persons claiming through or connected with a Shareholder), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of a Shareholder investment in the Company, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that a Shareholder may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provision, any part thereof, or the entire Subscription Agreement associated with this Offering. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counterclaims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provision is to be given the broadest possible interpretation that will permit it to be enforceable. The Company believes that the Arbitration Provision is enforceable under Federal Law, the Laws of the State of Florida, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in the Company’s Subscription Agreement for Common Shares, or the Company’s Bylaws with respect to the Arbitration Provision or otherwise requiring are Shareholder to waive certain rights were to be found by a court to be unenforceable, the Company would abide by such decision.

Before purchasing any Company Shares (Common Class or Preferred Class), a potential investor must acknowledge, understand, and agree that: (1) arbitration is final and binding on the parties; (2) the parties are waiving their right to seek remedies in court, including the right to jury trial; (3) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (4) the Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (5) the panel of arbitrators may include a minority of persons engaged in the securities industry. The Arbitration Provision limits the rights of an investor to many legal remedies and rights otherwise available.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION IN THE COMPANY’S OPERATING AGREEMENT, INVESTORS / SHAREHOLDERS WILL NOT BE DEEMED TO WAIVE THE COMPANY'S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Further, the Company’s Bylaws provides to the fullest extent permitted by law that unless the Company consents in writing to arbitrate, each Shareholder: a) irrevocably submits to the non-exclusive jurisdiction and venue of any Florida State Court or U.S. Federal Court sitting in Miami, Florida in any action arising out of this Agreement; and b) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

The forum selection provision may increase costs to bring a claim, discourage claims, or limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or the Company’s directors, officers, or other Employees, which may discourage such lawsuits against the Company or the Company’s directors, officers, and other Employees. Alternatively, if a court were to find the forum selection provision contained in the Company’s Bylaws to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions. This provision in the Company’s Bylaws will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the federal securities laws including the Securities Exchange Act of 1934 or the Securities Act of 1933, or the respective rules and regulations promulgated thereunder.

Details of Conversion of The Company’s Series A Convertible Preferred Shares:

Year 2 (Shareholder Conversion Option):

•	At any time during the second (2rd) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

pg. 47

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Fifty Dollars ($50.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 3 (Shareholder Conversion Option):

•	At any time during the third (3rd) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus five percent (5%) of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Fifty Dollars ($50.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 4 (Shareholder Conversion Option):

•	At any time during the fourth (4th) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus ten percent (10%) of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Fifty Dollars ($50.00 USD).

pg. 48

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 5 (Shareholder Conversion Option & Mandatory Conversion Option):

•	Optional Shareholder Conversion Options: At any time during the fifth (5th) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus fifteen percent (15%) of the Company’s Common Shares Price at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of Fifty Dollars ($50.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

•	Mandatory Shareholder Conversion: On the last business day of the fifth (5th) year of the investment, the Shareholder MUST convert each Series A Convertible Preferred Share of the Company for Common Shares of the Company at market price minus fifteen percent (15%) at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Company has the right to convert the Series A Convertible Preferred Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call-In” all Series A Convertible Preferred Shares at the value of the Company’s Common Shares, less the appropriate percentage discount in the Year that the acquisitions or merger occurs.

The Common Shares of the Company:

•	As of the date of this Offering Circular, 5,00,000 Shares of the Company’s Common Shares are issued and outstanding.

•	Voting: Holders of the Company’s Common Shares have one vote per Common Share. There is not cumulative voting.

•	Dividends: The holders of the Company’s Common Shares shall be entitled to receive, when, and if declared by the Company’s Board of Directors, out of any assets of this corporation legally available therefor, any share in the Company’s net profits, in the form of dividends, as may be declared from time-to-time by the Company. The Company does not anticipate paying any cash dividends after this Offering or in the foreseeable future.

pg. 49

•	Liquidation: In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Company’s Common Shares are entitled to share ratably in the net assets legally available for distribution to Shareholders after (i) the payment of all debts and other liabilities of the Company; and (ii) the liquidation preference payable to the holders of the Company’s Series A Convertible Preferred Shares.

•	Transferability: The Company’s Common Shares are not freely transferable and are subject to the transfer restrictions in the Shareholders’ Agreement. Additionally, the Company’s Common Shares are not registered under the Securities Act or under the securities law of any state or other jurisdiction. Shares of the Company’s Common Shares are “restricted securities” and may be resold by Shareholders only in compliance with Rule 144 promulgated under the Securities Act. Notwithstanding the foregoing, the Company’s Common Shares are generally transferable to anyone or more members of a class consisting of the Shareholders’ spouse, descendants, guardian or conservator, to a trust for the benefit of any one or more members of such lass.

Warrants:

•	The Company has not issued any warrants.

Transfer Agent and Registrar:

•	As of the date of this Offering Circular, the Company has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as the Company is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, or the Exchange Act.

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pg. 50

ITEM 16. MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. Federal Income Tax considerations relating to the acquisition, ownership and disposition of the Series A Convertible Preferred Share(s). The summary is based on the Internal Revenue Code (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified with possible retroactive effect. This summary applies to you only if you acquire the Series A Convertible Preferred Share(s) for cash in this Offering Circular at the initial Offering price and hold the Series A Convertible Preferred Share(s) as capital assets within the meaning of Section 1221 of the Code. This summary is for general information only and does not address all aspects of the U.S. Federal Income Taxation that may be important to you in light of your particular circumstances, and it does not address state, local, foreign, alternative minimum or non-income tax considerations that may be applicable to you. Further, this summary does not deal with Series A Convertible Preferred Holders that may be subject to special tax rules, including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, U.S. Series A Convertible Preferred Holders (as described below) whose functional currency is not the U.S. Dollar, certain U.S. expatriates or Holders who hold the Series A Convertible Preferred Share(s) as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated transaction for U.S. Federal Tax purposes. You should consult your own tax advisor as to the particular tax consequences to your of acquiring, holding or disposing of the Series A Convertible Preferred Share(s).

For purposes of this summary, a “U.S. Series A Convertible Preferred Shares Holder” is a beneficial owner of a Series A Convertible Preferred Share(s) that, for U.S. Federal Income Tax purposes, is: (a) an individual citizen or resident of the United States; (b) a corporation (or other business entity treated as a corporation) created or organized in or under the Laws of the United States or any State thereof (including the District of Columbia); (c) an estate the income of which is subject to U.S. Federal Income Taxation regardless of its source; or (d) a trust if (i) such trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person, or (ii) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust.

For purposes of this summary, a “Non-U.S. Series A Convertible Preferred Share(s)” is a beneficial owner of a Series A Convertible Preferred Share(s) that is neither a U.S. Series A Convertible Preferred Shares Holder nor a partnership or any entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes) holds Series A Convertible Preferred Share(s), then the U.S. Federal Income Tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that holds Series A Convertible Preferred Shares of a partner in such a partnership, you should consult your own tax advisor as to the particular U.S. Federal Income Tax consequences applicable to you.

U.S. Series A Convertible Preferred Shares Holders:

Interest

The Management of the Company anticipates that the Series A Convertible Preferred Share(s) will not be issued with original discount for U.S. Federal Income Tax purposes. In such case, if you are a U.S. Series A Convertible Preferred Shares Holder, interest on a Series A Convertible Preferred Share will generally be taxable to you as ordinary income as it accrues or is received by you in accordance with your usual method of accounting for U.S. Federal Income Tax purposes.

Sale, Exchange or Other Taxable Dispositions of Series A Convertible Preferred Shares

If you are a U.S. Series A Convertible Preferred Shares Holder, upon the sale, exchange, redemption, retirement or other taxable disposition of a Series A Convertible Preferred Shares Holder, you will generally recognize gain or loss for U.S. Federal Income Tax purposes in an amount equal to the difference, if any, between (i) the amount of the cash and the fair market value of any property you receive on the sale or other taxable disposition (less an amount attributable to any accrued but unpaid interest, which will be taxable as ordinary income to the extent not previously taken into income), and (ii) your adjusted tax basis in the Series A Convertible Preferred Share(s). Your adjusted tax basis in a Series A Convertible Preferred Share will generally be equal to your cost of the Series A Convertible Preferred Share, reduced by any principal payments you have previously received in respect of the Series A Convertible Preferred Share. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if your holding period in the Series A Convertible Preferred Share exceeds on year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitation.

pg. 51

Backup Withholding and Information Reporting

U.S. Federal Backup Withholding may apply to payments on the Series A Convertible Preferred Shares and proceeds from the sale or other disposition of the Series A Convertible Preferred Share if you are a non-corporate U.S. Series A Convertible Preferred Shares Holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. Series A Convertible Preferred Shares Holder’s U.S. Federal Income Tax liability and may entitle such Series A Convertible Preferred Shares Holder to a refund, provided the required information is timely furnished to the Internal Revenue Service (the “IRS”).

A U.S. Series A Convertible Preferred Shares Holder will also be subject to information reporting with respect to payments on the Series A Convertible Preferred Share(s) and proceeds from the sale or other disposition of the Series A Convertible Preferred Share(s), unless such Series A Convertible Preferred Shares Holder is an exempt recipient and appropriately establishes that exemption.

Non-U.S. Holders

Interest

Subject to the discussion of Backup Withholding and information reporting below, if you are a Non-U.S. Series A Convertible Preferred Shares Holder, payments of interest on the Series A Convertible Preferred Shares to you will not be subject to U.S. Federal Income Tax (including branch profits or withholding tax), provided that:

•	You do not, directly or indirectly, actually or constructively, own 10% or more of the voting power of the shares of the Company.

•	You are not a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•	You are not a controlled foreign corporation for U.S. Federal Income Tax purposes that is, actually or constructively, related to the Company (as provided in the Code);

•	The interest payments are not effectively connected with your conduct of a trade or business within the United States; and

•	You meet certification requirements.

You will satisfy these certification requirements if you certify on IRS Form W-8BEN, or a substantially similar substitute form, under penalties of perjury, that you are not a United States person with the meaning of the Code, provide your name and address and file such form with the withholding agent. If you hold the Series Convertible Preferred Shares through a foreign partnership or intermediary must satisfy certification requirements of applicable Treasury regulations.

Even if the requirements listed above are not satisfied, you will be entitled to an exemption from or reduction in U.S. Withholding Tax provided that:

•	You are entitled to an exemption from or reduction in Withholding Tax or interest under a tax treaty between the United States and your country of residence. To claim this exemption or reduction, you must generally complete IRS Form W-8BEN and claim this exemption or reduction on the form. In some cases, you must instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or
•	The interest income on the Series A Convertible Preferred Shares is effectively connected with the conduct of your trade or business in the United States. To claim this exemption, you must complete IRS Form W-8ECI.

You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

pg. 52

Sale, Exchange or Other Taxable Dispositions of Series A Convertible Preferred Shares

Subject to the discussion below regarding Backup Withholding and information reporting, if you are a Non-U.S. Series A Convertible Preferred Share Holder, you will not be subject to U.S. Federal Income Tax (including branch profits tax) on the gain you realize on any sale, exchange, redemption, retirement or other taxable disposition of Series A Convertible Preferred Shares.

•	The gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable treaty (and you comply with a applicable certification and other requirements to claim treaty benefits), is generally attributable to a U.S. “permanent establishment”;
•	You are an individual and have been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or
•	A portion of the gain represents accrued but unpaid interest, in which case the U.S. Federal Income Tax rules for interest would apply to such portion.

U.S. Trade or Business

If interest income on a Series A Convertible Preferred Share or gain from a disposition of the Series A Convertible Preferred Shares is effectively connected with your conduct of a U.S. trade or business, and, if required by an applicable treaty, you maintain a U.S. “permanent establishment” to which the interest or gain is attributable, you will generally be subject to U.S. Federal Income Tax on the interest or gain on a net basis in the same manner as if you were a U.S. Series A Convertible Preferred Shares Holder. If you are a foreign corporation, you may also be subject to a branch profits tax of 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless you qualify for a lower rate under an applicable income tax treaty.

Backup Withholding and Information Reporting

Under current U.S. Federal Income Tax, Backup Withholding and information reporting may apply to payments made by the Company (including any paying agents) to you in respect of the Series A Convertible Preferred Shares, unless you provide an IRS Form W-8BEN or otherwise meet documentary evidence requirements for establishing that you are a Non-U.S. Series A Convertible Preferred Share Holder or otherwise establish an exemption. The Management of the Company (or its paying agents) may, however, report payments of interest on the Series A Convertible Preferred Shares.

The gross proceeds from the disposition of your Series A Convertible Preferred Shares may be subject to information reporting and Backup Withholding Tax at the applicable rate. If you sell your Series A Convertible Preferred Shares outside the United States through a foreign office of a foreign broker and the sales proceeds are paid to you outside the United States, then the Backup Withholding and information reporting requirements will generally not apply to that payment. However, information reporting, but not Backup Withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Series A Convertible Preferred Shares through the foreign office of a foreign broker that is, for U.S. Federal Income Tax purposes:

•	A United States person (within the meaning of the Code);
•	A controlled foreign corporation;
•	A foreign person 50% of more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or
•	A foreign partnership with certain connections to the United States

Unless such broker has in its records documentary evidence that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption. In addition, Backup Withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that you are a United States person.

pg. 53

You should consult your own tax advisor regarding the application of information reporting and Backup Withholding in your particular situation, the availability of an exemption from Backup Withholding and the procedure for obtaining such an exemption, if available. Backup Withholding is not an additional tax. Any amounts withheld under the Backup Withholding rules may be allowed as a credit against your U.S. Federal Income Tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

The U.S. Federal Tax discussion set forth above is included for general information only and may not be applicable depending on the Series A Convertible Preferred Share Holder’s particular situation. Series A Convertible Preferred Share Holder’s should consult their tax advisors with respect to the tax consequences to them of the beneficial ownership and disposition of the Series A Convertible Preferred Shares, including the tax consequences under State, Local, Foreign, and other tax laws and the possible effects of changes in U.S. Federal and other Tax Laws.

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pg. 54

ITEM 17. ADDITIONAL REQUIREMENTS AND RESTRICTIONS:

Restrictions imposed by the USA PATRIOT ACT and Related Acts.

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the “USA PATRIOT ACT”, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor” which means anyone who is:

•	A “designated national”, “specially designated national”, “specially designated terrorist”, “specially designated global terrorist”, “foreign terrorist organization”, or “blocked person” within the definitions provided under the Foreign Assets Control Regulations of the United States, or U.S. Treasury Department;

•	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	Within the scope of Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24th, 2001;

•	A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other Law of similar import to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time-to-time; or

•	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to any of those described above.

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pg. 55

ITEM 18. ERISA CONSIDERATIONS:

An investment in the Company by an employee benefit plan is subject to additional considerations. This is because investments by employee benefit plans are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) fiduciary responsibility and prohibited transaction provisions and to restrictions imposed by Code Section 4975. The term “Employee Benefit Plan” includes without limitation Qualified Pension, Profit-Sharing and Shares Bonus Plans, Keogh Plans, Simplified Employee Pension Plans and Tax Deferred Annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	Whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	Whether in making the investment, the investing plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•	Whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

ERISA is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (“DOL”), under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA Plans, and their legal advisors. The person having investment discretion concerning assets of an employee benefit plan is generally referred to as a “fiduciary”. Such person should determine whether an investment in the Company is authorized by the applicable governing plan instrument wand whether it is a proper investment for the plan.

ERISA Section 406 and Code Section 4975 prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of securities is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in the Company, be deemed to own an undivided interest in the Company’s assets, with the result that the Company’s operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited rules of the Code.

The Department of Labor Regulations provide guidance concerning whether assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under certain circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

1.	Equity interests acquired by employee benefit plans are publicly offered securities – for example, the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferrable and registered under some provision of the Federal Securities Laws;

2.	The entity is an “operating company” – for example, it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referenced to above.

The Company does not intend to limit investment by benefit plan investors in the Company because the Company does believe that it does quality as an ‘operating company’. If the Department of Labor were ever to take the position that the Company is not an operating company and that the Company has significant investment by benefit plans, then the Company may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on the Company’s business and the value of its Common Shares.

Plan fiduciaries contemplating a purchase of securities offered hereunder are highly encouraged to consult with their own legal counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

pg. 56

ACCEPTANCE OF ORDERS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY’S BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO THE COMPANY THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS REGARDING INVESTMENTS BY ANY PARTICULAR PLAN OR THAT AN INVESTMENT WITH THE COMPANY IS APPROPRIATE FOR ANY PARTICULAR TYPE OF PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT THEIR ATTORNEY AND FINANCIAL ADVISORS AS TO THE APPROPRIATENESS OF AN INVESTMENT IN THE COMPANY BASED ON CIRCUMSTANCES OF THE PARTICUAL PLAN.

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pg. 57

ITEM 19. PUBLIC REPORTING REQUIREMENTS OF THE COMPANY:

The Company will furnish the following reports, statements, and tax information to each shareholder.

Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A Offering, the Company will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. The Company will be required to file: (i) an annual report with the SEC on Form 1-K; (ii) a semi-annual report with the SEC on Form 1-SA; (iii) current reports with the SEC on Form 1-U; and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by the Company when it decides to, and is no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of the Company’s fiscal year, ending SEPTEMBER 30th, the Company’s Board of Directors will cause to be mailed or made available, by any reasonable means, to each Shareholder as of the date selected by the Company’s Board of Directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company’s Board of Directors. The Company’s Board of Directors shall be deemed to have made a report available to each Shareholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval System (the “EDGAR System”) and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the Shareholders.

Tax Information. On or before JANUARY 31st of the year immediately following the Company’s fiscal year, which is currently DECEMBER 1st through NOVEMBER 30th, the Company will send to each Shareholder such tax information as shall be reasonably required for Federal and State Income Tax reporting purposes.

Shares Certificates. The Company does not anticipate issuing Shares Certificates representing Series A Convertible Preferred Shares purchased in this Offering to new Shareholders. However, the Company is permitted to issue shares certificates and may do so at the request of the investor and/or a Stock Transfer Agent. The number of Series A Convertible Preferred Shares held by each Shareholder will be maintained by the Company, or the Company’s Stock Transfer Agent, in the Company’s register.

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pg. 58

ITEM 20. HOW TO SUBSCRIBE:

Subscription Procedures

Investors seeking to purchase Shares of the Company’s Series A Convertible Preferred Shares who satisfy the “Qualified Purchaser” standards should proceed as follows:

1.	Read this entire Offering Circular (including all Exhibits hereto) and any supplements accompanying this Offering Circular.

2.	Electronically complete and execute a copy of the Subscription Agreement. A complete copy of the Subscription Agreement, including instructions for completing it, is included in this Offering Circular as Exhibit A.

By executing the Subscription Agreement and paying the total purchase price for the Company’s Series A Convertible Preferred Shares subscribed for, each investor agrees to accept the terms of the Subscription Agreement and attests that the investor meets the minimum standards of a “Qualified Purchaser.” And for non-accredited investors that such subscription for Shares of the Company’s Series A Convertible Preferred Shares does not exceed ten percent (10%) of the greater of such investor’s annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon the Company’s acceptance and the Company reserves the right to reject any subscription in whole or in part.

Right to Reject Subscriptions. After the Company receives your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been received, the Company has the right to review and accept your subscription in whole or in part, for any reason or for no reason. The Company will return all monies from rejected subscriptions immediately to you, generally without interest and without deduction.

Acceptance of Subscriptions. Upon the Company’s acceptance of a Subscription Agreement, the Company will countersign the Subscription Agreement and issue the Shares at closing. Once you submit the Subscription Agreement, and it is accepted, you may not revoke or change your subscription, or request your subscription funds returned. All accepted Subscription Agreements are irrevocable.

Minimum Purchase Requirements. You must purchase at least one (01) Series A Convertible Preferred Shares at a price of $50.00 USD per Series A Convertible Preferred Shares. The Company reserves the right to revise the minimum purchase requirements in the future.

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pg. 59

ITEM 21. ADDITIONAL INFORMATION:

The Company has filed with the SEC an Offering Statement under the Securities Act on Form 1-A regarding this Offering. This Offering Circular, which is part of the Offering Statement, does not contain all the information set forth in the Offering Statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon Qualification of the Offering Statement, the Company will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, the Company will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the Offering Statement, the related exhibits and the reports and other information the Company has filed, and will file in the future, at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operations of the public reference rooms. The SEC also maintains a website at www.SEC.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning the Company at:

Mr. Ahmad Moradi

METAXCHANGE.AI, INC.

1 East Broward Blvd., Suite 700

Fort Lauderdale, Florida 33301

Phone: (407) 407–5221

Email: Amoradi@Netstairs.com

Within 120 days after the end of each fiscal year, the Company will electronically provide to all Shareholders of record an annual report. The annual report will contain statements and certain other financial narrative information that the Company is required to provide to its Shareholders. The Company does not intend to send paper copies out of its reports unless requested in writing by a Shareholder.

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pg. 60

METAXCHANGE.AI INC.

Audited Financial Statements &

Independent Auditor’s Report

For the Year Ended December 31, 2022

pg. 61

METAXCHANGE.AI INC.

INDEX TO THE FINANCIAL STATEMENTS

Independent Auditor’s Report	F-1 to F-2

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Changes in Shareholder’s Equity	F-5

Statement of Cash Flows	F-6

Notes to the Financial Statements	F-7 to F-12

pg. 62

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders

of METAXCHANGE.AI INC.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of METAXCHANGE.AI INC. (“the Company”, “MXCG”) as of December 31, 2022, and the related statements of operations, changes in stockholder’s equity (deficit), and cash flows for the year ended December 31, 2022, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from operations and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America (GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-1

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Integritat Audit, Accounting & Advisory, LLC (PCAOB ID 6624)

We have served as the Company’s auditor since 2023

Boca Raton, Florida

December 7, 2023

F-2

METAXCHANGE.AI INC.

Balance Sheet

As of December 31, 2022

ASSETS
TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Liabilities
Due to related party	$1,367
Total liabilities	$1,367
Stockholder's equity (deficit)
Additional paid-in capital	$1,964
Accumulated deficit	(3,331)
Total stockholder's equity (deficit)	$(1,367)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these financial statements.

F-3

METAXCHANGE.AI INC.

Statement of Operations

For the Year Ended December 31, 2022

Revenue	$-
Total revenue	$-
Cost of sales	$-
Total cost of sales	$-
Gross profit	$-

Operating expenses
Professional fees	$989
General administrative	2,114
Total operating expenses	$3,103

Other income/(expenses)	$-
Total other income	$-

Net Inome (Losses)	$(3,103)

Basic and dilutive net (loss) income per common share	$(0.0001)
Weighted average number of common shares outstanding - basic and dilutive. The Group reports the following weighted average number of shares issued and outstanding retrospectively based on the recapitalisation that occurred subsequent to the year end in accordance with ASC 260-10-55-17 (See Note 9. Subsequent Events)	28,808,990

The accompanying notes are an integral part of these financial statements.

F-4

METAXCHANGE.AI INC.

Statement of Changes in Stockholder's Equity (Deficit)

For the Year Ended December 31, 2022

	Number of Common Share	Common share	Additional Paid-in Capital	Accumulated Deficit	Total
Balance at December 31, 2021	-	$-	$-	$(228)	$(228)
Fundings for incorporation of the company			1,964		1,964
Net loss				(3,103)	(3,103)
Balance at December 31, 2022	-	$-	$1,964	$(3,331)	$(1,367)

The accompanying notes are an integral part of these financial statements.

F-5

METAXCHANGE.AI INC.

Statement of Cash Flows

For the Year Ended December 31, 2022

Cash flows provided by (used in) operating activities
Net income (loss)	$(3,103)

Changes in assets and liabilities:
Decrease (increase) in assets:	$-
Changes in working capital items:
Increase (decrease) in liabilities:
Due to related party	1,139
Net cash provided by (used in) operating activities	$(1,964)

Cash flows provided by (used in) investing activities	$-
Net cash provided by (used in) investing activities	$-

Cash flows provided by (used in) financing activities
Fundings for incorporation of the company	$1,964
Net cash provided by (used in) financing activities	$1,964

Net change in cash	$-

Cash at beginning of period	-

Cash at end of period	$-

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

Supplemental disclosure of non-cash investing and financing activities:	$-

The accompanying notes are an integral part of these financial statements.

F-6

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

METAXCHANGE.AI INC. (“MXCG”), is a Florida corporation that was incorporated on November 18, 2021. The Company is in business of proving Data Clean Rooms with Artificial Intelligence (AI) video services to provide online and print publishers with post browsers cookies pre-built private and secured newsrooms thus enabling visitors to read, watch, and meet online. Subject to certain restrictions and limitations, key personnel are responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Company intends to file an initial offering (the “offering”) statement on Form 1-A with the Securities and Exchange Commission (“SEC”) to raise up to $75 million by the issuance of convertible series A preferred stock at an initial price of $50 per share. It has not begun operations to generate revenues.

Organizational and Offering Costs

Organizational and offering costs of the Company are initially being paid by key personnel on behalf of the Company and are considered contributed capital if there is no obligation to repay or a related party debt if there is an obligation to repay. These organizational and offering costs include all expenses to be paid by the Company in connection with the incorporation of the Company, and the qualification of the Offering, and the distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees..

The head office of the Company is located at 1 East Broward Blvd, Suite 700, Fort Lauderdale, Florida, the United States.

The Company elected December 31 as its fiscal year end and has changed its fiscal year end to September 30 in 2023.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not yet generated revenues. These conditions raise substantial doubt about its ability to continue as a going concern for a period of twelve months from the issuance date of this report. During 2022, the Company has $3,331 accumulated deficit, negative working capital of $1,367 and net loss for the year ended December 31, 2022 of $3,103. However, the Company intends to file an initial offering statement on Form 1-A with the SEC to raise capital of up to $75 million for the issuance of its preferred convertible series A shares, at an initial price of $50 per share.

The Company plans to use no less than 24% of all investor proceeds for the purpose of research and development of Data Clean Rooms under Artificial Intelligence, and no more than 76% of all investor proceeds going toward operational cost of the Company.

No assurances can be given that the Company will achieve success without seeking additional financing. There also can be no assurances that filing a Form 1-A will result in additional financing or that any additional financing required can be obtained or obtained on reasonable terms acceptable to the Company. These consolidated financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-7

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America or (“U.S. GAAP”) as found in the Accounting Standards Codification (“ASC”), the Accounting Standards Update(“ASU”) of the Financial Accounting Standards Board (“FASB”) and are expressed in US Dollars. Significant accounting policies applicable to the Company are summarized as follows:

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid securities purchased with a maturity of 90 days or less to be cash and cash equivalents. The Company had $0 on account as of December 31, 2022.

Related party disclosures

Under ASC 850 “Related Party Transactions” an entity or person is considered to be a “related party” if it has control, significant influence or is a key member of management personnel. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company, in accordance with the standard ASC 850 presents disclosures about related party transactions and outstanding balances with related parties, see Note 8.

Fair value of financial instruments

In accordance with ASC 820 ‘Fair Value Measurement” the Company categorizes financial instruments in a 'fair value hierarchy'. The hierarchy categorizes the inputs used in valuation techniques into three levels. The hierarchy gives the highest priority to (unadjusted) quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The following are the three categories related to the fair value measurement of such assets or liabilities:

•	Level 1 inputs are quoted prices in active markets for identical assets or liabilities that the Company can access at the measurement date, it holds a position in a single asset or liability and the asset or liability is traded in an active market.

•	Level 2 inputs are inputs other than quoted market prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Inputs are derived principally from or corroborated by observable market data by correlation or other means ('market-corroborated inputs').

•	Level 3 inputs are unobservable for the asset or liability. An entity develops unobservable inputs using the best information available in the circumstances, which might include the entity's own data, taking into account all information about market participant assumptions that is reasonably available.

The Company has no financial instruments requiring hierarchy classification and disclosure.

F-8

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes

Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the consolidated financial statement or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred tax assets of the Company relate primarily to operating loss carry forwards for federal income tax purpose. A full valuation allowance for deferred tax assets has been provided because the Company believes it is not more likely than not that the deferred tax asset will be realized. Realization of deferred tax asset is dependent on the Company generating sufficient taxable income in future periods.

The Company periodically evaluates its tax positions to determine whether it is more likely than not those positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations, based on their technical merits. As of December 31, 2022, the Company has not established a liability for uncertain tax positions.

Share capital

In accordance with ASC 505 “Equity” the Company considers an equity instrument to be any contract that evidences a residual interest in the assets of an entity after deducting all its liabilities. The Company’s common shares are classified as equity instruments. Incremental costs directly attributable to the issuance of new shares are recognized in equity as a reduction from the gross proceeds received from the issued shares. Share capital is reported on the balance sheet and statement of changes in shareholder’s equity.

Basic and diluted earnings (loss) per share

The Company computes earnings (loss) per common share (“EPS”) in accordance with ASC 260, “Earnings Per Share” which requires presentation of both basic and diluted EPS on the face of the statement of operations by the entities that (1) have common stock that trades in a public market or (2) file with a regulatory agency for the sale of common stock in a public market.

Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all diluted potential common shares outstanding during the period. In computing diluted EPS, the average share price for the period is used in determining the number of shares assumed to be purchased from the exercise of warrants or stock options. Diluted EPS excludes all dilutive potential shares if their effects are anti-dilutive.

In accordance with ASC 260-10-55-17, the Company should adjust the computations of basic and diluted EPS retroactively for all periods presented to reflect the changes in capital structure, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split. The Company issued common shares subsequent to December 31, 2022, resulting in an exchange of equity interests, but no change in relative shareholder rights, rank, or value before and after the issuances. This reorganization may be equivalent to a stock split the form of legal ownership to a new structure and require retrospective treatment for EPS purposes, even if effected after December 31, 2022.

F-9

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers”. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer.

Step 2: Identify the performance obligations in the contract.
Step 3: Determine the transaction price.
Step 4: Allocate the transaction price to the performance obligations in the contract.
Step 5: Recognize revenue when the Company satisfies a performance obligation.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both.

When determining the transaction price, the Company also considers the effects of all of the following:

•	Variable consideration
•	Constraining estimates of variable consideration
•	The existence of a significant financing component in the contract
•	Noncash consideration
•	Consideration payable to a customer

The Company has not yet generated revenue.

Recently issued accounting standards

Under Section 107 of the JOBS Act, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits the Company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have difference effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, these financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments - Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. The standard also requires additional disclosures related to significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an entity’s portfolio. Operating lease receivables are excluded from the scope of this guidance. The amended guidance is effective for the Company for fiscal years, and interim periods within those years, beginning January 1, 2023. The Company is evaluating the impact of adopting this new accounting standard on the Company’s consolidated financial statements and related disclosures.

F-10

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future consolidated financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its consolidated financial statements.

NOTE 4. CONCENTRATION AND CREDIT RISK

Financial instruments, which potentially subject METAXCHANGE.AI INC. to credit risk, consist principally of cash. As of December 31, 2022, METAXCHANGE.AI INC. has no deposits in bank accounts. No deposits were held with a financial institution in excess of federally insured limits on December 31, 2022, and during the reporting periods.

On December 31, 2022, one related party made up 100% of total due to related party; the balance amounted to $1,367.

NOTE 5. COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims. Also, see Note 6 for additional disclosures on commitments and contingencies.

NOTE 6. DUE TO RELATED PARTY

During 2022, MAXWELL RAND and Ahmad Moradi, the founders of the Company, made payments on behalf of the Company for the incorporation and the start of the operation. The Company accounts for these payments in the amount of $1,367 as Due to Related Party on December 31, 2022. It is non-interest bearing and due on demand.

NOTE 7. EQUITY

The Company has 100,000,000 shares of $0.001 par value common stock, authorized.

There are no common shares issued and outstanding on December 31, 2022.

During 2022, the founder of the Company contributed $1,964 for the incorporation of the Company.

NOTE 8. RELATED PARTIES

The Company’s office address is Financial Tower, 1 East Broward Blvd., Suite 700, Fort Lauderdale, Florida, 33301 USA, it is leased by the Company’s founder through its related party by common ownership (MAXWELL RAND, Inc.) The Company is permitted to use this office for a nominal fee of $79.00 per month on a month-by-month basis with no future obligation. It was determined that the current use of the premises has no material fair value, in consideration that the Company has no employees, operations or physical assets that occupy the premises and presently uses the location as a business address.

See Note 6 for due to related party debt owed to the founder of the Company.

See Note 7 for capital contributions made by the founder of the Company.

F-11

NOTE 9. SUBSEQUENT EVENTS

The Company has evaluated the financial statements for subsequent events through December 7, 2023, the date these financial statements were available to be issued.

In March 2023, the Company issued 3,000,000 common shares to MAXWELL RAND, Inc, at $0.001 in exchange for services and fees paid for incorporation of the Company.

In March 2023, the Company issued 2,000,000 common shares to Ahmad Moradi at $0.001 in exchange for performing services as President.

On April 6, 2023 , MAXWELL RAND, Inc entered into a platform technology license agreement with NETSTAIR.COM, a related party of the Company. On October 31, 2023, the Company agreed to issue 3,360,000 common shares to MAXWELL RAND, Inc at $10 per share in exchange for 100% ownership of 3 licensed platforms.

On July 24, 2023, MAXWELL RAND, Inc and the founder of the Company contributed capital totaling $160,000 cash for future operational expenses. The Company intends to open its U.S. bank operating account in December 2023 and MAXWELL RAND, Inc, intends to continue to fund its operational expenses until it can sustain its operations.

On August 3, 2023, the Company issued 50,000 common shares to Syndicate Legal & Financial LLC at $0.001 in consideration for an Underwriting Contract signed.

On August 3, 2023, the Company issued 5,187,600 common shares for cash at price of $10 per share.

On August 3, 2023, the Company acquired a five-years' distribution agreement which was paid by the issuance of 3,800,000 common shares at $10 per share. Currently, the shares were held in escrow by MAXWELL RAND, Inc's compliance and will be released when the contract assets are delivered.

In September 2023, the Company was authorized and filed an amendment with the Florida Department of State for authorization of 100,000,000 non-designated preferred shares with approval of 6,000,000 series A preferred convertible shares.

In September 2023, the Company filed an amendment to IRS for changing fiscal year ending from December 31 to September 30.

As of the date of management's subsequent event evaluation, the Company has 28,808,990 common shares issued and outstanding including 5,000,000 common shares issued for management services, 7,160,000 common shares issued for acquisition contracts, 51,000 common shares issued for debt conversion, 16,384,990 common shares issued for cash consideration, 50,000 common shares issued for services rendered by vendors, and 163,000 common shares issued to family and friends for no consideration. All details regarding material share issuances are mentioned above and are included in the balances of shares issued and outstanding as of this date.

The financial statements do not include any adjustment that may result from these events. Management is not aware of any other events that have occurred subsequent to the balance sheet date that would require adjustment to, or disclosure in the consolidated financial statements.

F-12

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Description
EX1A-2B (*)	BYLAWS
EX1A-4 (*)	SUBSCRIPTION AGREEMENT
EX1A-15 (*)	Projected Financial Statements for the Five (5) years ended September 30, 2028

*       Filed herewith.

pg. 63

SIGNATURES

The Issuer has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized.

METAXCHANGE.AI, INC.:

By: Mr. Ahmad Moradi

By: ___/s/ Ahmad Moradi_________

Name: Mr. Ahmad Moradi

Dates: December 18, 2023

Title: Founder, Secretary, Chief Accounting Officer, Chief Executive Officer & Chairman

By: Mr. Vijjayandran Manickavasagar

By: ____/s/ Vijjayandran Manickavasagar _______________

Name: Mr. Vijjayandran Manickavasagar

Dated: December 18, 2023

Title: Chief Operating Officer & Member of the Board of Directors

 pg. 64